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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steel Dynamics, Inc.®

NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

METALS RECYCLING
STEEL PRODUCTION
STEEL FABRICATION
EXTERNAL STEEL CUSTOMERS
SCRAP COLLECTION
VERTICALLY CONNECTED
SUSTAINABLE PRODUCTION
LIFE CYCLE

MAY 16, 2019
FORT WAYNE, INDIANA

To our Stockholders:

              On behalf of our Board of Directors, it is our privilege to cordially invite you to attend the 2019 Annual Meeting of stockholders for Steel Dynamics, Inc. to be held on Thursday, May 16, 2019 at 9:00am EDT in the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802. At the Annual Meeting, stockholders will vote on the following items of business which are detailed in the following proxy statement. The Board recommends a FOR vote for each of the following proposals:

    (1) To elect eleven (11) Directors for a one-year term.

    (2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

    (3) To hold an advisory vote to approve the compensation of the Named Executive Officers.

    (4) To approve the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan.

              These proxy materials are available on the Internet at the following website: http://materials.proxyvote.com/858119, and are also available on our Internet site at www.steeldynamics.com under the heading "Investors."

              The record date has been set as March 18, 2019 to determine stockholders entitled to receive notice of and to vote at the annual meeting. This letter and the accompanying Notice, proxy statement and proxy card, for those receiving paper copies, as well as a Notice Regarding the Availability of Proxy Materials, with instructions for accessing the proxy materials and Annual Report on the Internet, is being first sent or made available to stockholders on or about April 5, 2019.

              We look forward to seeing you at our 2019 Annual Meeting on May 16, 2019.

Sincerely,

MARK D. MILLETT
 President and Chief Executive Officer
March 27, 2019

Proxy Summary

Business Highlights

              Our Company

              We are one of the largest domestic steel producers and metal recyclers in the United States, based on current estimated steel shipping capacity of 13 million tons and actual metals recycling volumes. The primary source of revenues is from the manufacture and sale of steel products, processing and sale of recycled ferrous and nonferrous metals, and fabrication and sale of steel joists and deck products.

              Our Performance

              We thank you, our loyal customers, vendors, communities and stockholders, for your continued support of our company. Thank you to our extraordinary colleagues for your passion, innovation and dedication to each other and to a spirit of excellence. The entire Steel Dynamics team achieved a record performance during 2018. We reached numerous milestones and performed at the top of our industry, both operationally and financially. In addition, our safety record remained strong during 2018 with a total recordable incident rate of 1.8 and each operating platform performing significantly better than their respective peer industry averages. The following table highlights various financial and operational milestones achieved during 2018 (in millions):

	2017	2018	% Increase
Net Sales	$9,539	$11,822	24%
Operating Income	1,067	1,722	61%
Net Income	813	1,259	55%
EBITDA[1]	1,360	2,038	50%

Steel Shipments (tons)	9,727	10,610	9%
Steel Fabrication Shipments (tons)	627	642	2%
Metals Recycling Ferrous Shipments (tons)	4,953	5,124	3%

              Our Strategy

              Our strategic focus to create value for our stockholders, customers, employees and communities is differentiated through our six Core Operating and Leadership Principles:

  ▪
  Safety — We are focused on providing a safe working environment for all employees. Our goal is to achieve zero injuries — no accidents, no lost workdays, and no injuries.

  ▪
  Enhancing Customer Relationships and Commitment — Our customers are critical to our success and are important business partners. We strive to be a preferred partner by providing outstanding products and solutions, exceeding both current expectations and future needs, and deliver greater value.

  ▪
  Sustaining Superior Operating Culture — Our entrepreneurial culture fosters a team of energetic, positive, driven and innovative individuals by utilizing open communication and performance-based compensation aligned to our strategic focus. This results in our safe, low-cost, and highly efficient operations, which drive "best-in-class" operating and financial performance.

  ▪
  Strategic Growth, Intentional Margin Expansion and Consistency Through the Cycle — We are focused on growth opportunities that provide sustainable, higher volume and profitability throughout both strong and weak market environments, with diversification in end markets and product offerings. We are squarely focused toward continued strategic growth both organic and transactional.

1 2017 EBITDA is calculated as $806 million of net income, $129 million of income tax expense, $124 million of net interest expense, $265 million of depreciation, $29 million of amortization and $7 million of non-controlling interests. 2018 EBITDA is calculated as $1,256 million of net income, $364 million of income tax expense, $104 million of net interest expense, $283 million of depreciation, $28 million of amortization and $3 million of non-controlling interests.

STEEL DYNAMICS, INC.    2019 Proxy Statement    1

  ▪
  Driving Innovation — Through employee creativity and ingenuity, we drive innovation to improve safety, quality and productivity, implementing innovative technologies and processes in order to perform at the highest level and consistently achieve excellence in all that we do.

  ▪
  Financial Strength and Flexibility — We have a disciplined focus on remaining a low-cost, highly efficient, customer-centric company generating best-in-class financial and operating performance that provides strong cash flow generation to support our current operations and continued growth.

              Sustainability

              We published our inaugural sustainability report during 2018. While this was our first formal report, Steel Dynamics was a company focused on sustainability from its inception, valuing our colleagues, partners and communities. We produce steel using cleaner and more efficient electric arc furnace technology (which has a much lower environmental impact than traditional technologies) by utilizing recycled ferrous scrap as our primary raw material. We are also one of the largest nonferrous metals recyclers and the 2nd largest ferrous recycler in the U.S. We reintroduced over 1.1 billion pounds of recycled nonferrous scrap and over 11 million tons of recycled ferrous scrap into the manufacturing life cycle in 2018 alone. We also use recycled copper and aluminum within our own manufacturing businesses. Our sustainability report can be found on our website at http://www.steeldynamics.com/Sustainability.aspx.

              Our current operations and growth strategy are aligned with our focus toward sustainability of resources.

  ▪
  Valuing our people, through the importance we place on our culture, individual health and safety, respect, and development opportunities drive our long-term success and growth of stockholder value.

  ▪
  Valuing our customers, through our focus to be our customers' preferred partner by providing the highest quality products and innovative supply-chain solutions, exceeding both their current expectations and anticipating their future needs.

  ▪
  Valuing our environment, through our "Vertically Connected Sustainable Production Life-Cycle," enhances and complements our commitment to high environmental standards in all areas. Our performance-based incentive programs encourage our employees to create innovative solutions to reduce raw material usage, reuse secondary materials, and generally increase material conservation and recycling.

  ▪
  Valuing our communities, through the positive impact of our charitable foundation and corporate donations, which benefit the communities in which we work and live. We also strongly encourage and support our teams to give time to active community volunteerism.

STEEL DYNAMICS, INC.    2019 Proxy Statement    2

Governance Highlights

              Our Best Practices

              We are committed to best practices of corporate governance, which we believe promote the long-term interests of our business and maximize returns for our stockholders. The following are some of the highlights of our governance framework:

✓ Lead Independent Director	✓ Independent directors meet at least quarterly in executive sessions
✓ Robust Stock Ownership Guidelines for Executive Officers and Directors	✓ Committees consist of 100% independent directors
✓ Board Refreshment — Director Retirement Policy	✓ Code of Business Conduct and Ethics
✓ All Board members attended at least 75% of Board and Committee meetings	✓ Annual director evaluation process
✓ Ongoing succession planning at all senior management and operational levels	✓ Diverse director backgrounds and perspectives with a mix of tenures and ages

              Effective Stockholder Engagement

              We remain committed to engaging with a significant and diverse portion of our stockholders on topics of importance to both them and the Company. We regularly reach out to our stockholder base. In 2018, we engaged with stockholders representing more than 50% of our outstanding shares. Our discussions cover topics such as strategic near and long-term growth initiatives, capital allocation execution and principles, sound governance practices, our performance-based compensation philosophy, our sustainable business model, and other matters. This process aids our Board to ensure issues important to our stockholders are heard and adequately addressed.

Executive Compensation Highlights

              Our Best Practices

              We are committed to sound compensation practices that encourage a long-term focus to value creation and sustainability as highlighted by the following items:

✓ Highly variable compensation that focuses on pay-for-performance	✓ "Double-trigger" change-in-control severance
✓ Strong stockholder say-on-pay support with over 97% in favor during 2018	✓ No excise tax gross ups
✓ Stock ownership guidelines for all executive officers	✓ No hedging of Company stock
✓ Clawback policy regarding executive compensation	✓ Independent compensation consultant retained by the Compensation Committee

STEEL DYNAMICS, INC.    2019 Proxy Statement    3

              Pay for Performance Methodology

              Our programs continued to be highly levered to pay-for-performance. Approximately 83% of the target compensation for our CEO during 2018 and approximately 74% of the target compensation for our other NEOs during 2018 was performance-based. The following table highlights the key components:

Compensation Component	Performance- Based	Compensation Highlights
Base Salary		Set at a level of compensation necessary to recruit and retain the type of high-performing, entrepreneurial executives we seek to attract
Annual Incentive Plan	Yes	Provides for a mix of cash and equity compensation earned when our performance exceeds pre-established thresholds, capped at a maximum percentage of base salary
Long-Term Incentive Compensation Plan	Yes	Equity compensation earned by our executives when our financial and operational performance, as measured by a number of stated metrics, exceeds those measured of a pre-established set of our steel sector competitors
Stock Appreciation Rights	Yes	Equity award that vests over three years, rewarding executives for share price appreciation over a ten-year term
Restricted Stock Units		Our company-wide equity award program for employees that "cliff" vest at the end of the two-year period

STEEL DYNAMICS, INC.    2019 Proxy Statement    4

Voting Information

Purpose

              We are providing you with this Proxy Statement and these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2019 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 16, 2019, beginning at 9:00 a.m. EDT, in the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

              Our fiscal year begins January 1 and ends December 31. Therefore, any reference to the year 2018 in these materials refers to the twelve-month period ended December 31, 2018.

Internet Availability of Proxy Materials

              As permitted by the Securities and Exchange Commission's ("SEC") "notice and access" rules, we are making our proxy statement and 2018 annual reports (which are not part of the proxy solicitation materials) available to most of our stockholders via the Internet rather than by mail. Accordingly, by April 5, 2019, we will begin distributing to our stockholders either (i) a paper copy of our proxy statement, the accompanying form of proxy card, and our 2018 annual report, or (ii) a Notice of Internet Availability of Proxy Materials (the "Notice"), explaining how to access this proxy statement and other materials via the Internet, how to vote your shares, and, if you prefer, how to also obtain a paper copy of these materials at no charge.

Who Can Vote

              You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 18, 2019.

Shares Outstanding

              On March 18, 2019, there were 222,931,285 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

Voting of Shares

              If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are registered in the name of a broker, bank, custodian, or other nominee, that person is the stockholder of record and you are considered the "beneficial" owner.

Voting Shares Held by Brokers, Banks, Custodians or Other Nominees

              Many stockholders arrange to have their shares held by brokers, banks, custodians or other nominees. These are referred to as "Broker Held Shares". In this situation, the record or "registered holder" is that particular broker, bank, custodian or nominee. This is often referred to as holding shares in "street name." In such case, your name, as the actual "beneficial owner," does not appear in our stock register. Therefore, for Broker Held Shares, the process of distributing the proxy materials and tabulating votes involves two-steps. The broker first informs us how many of their clients are beneficial owners, and we provide them with the number of sets of proxy materials that correspond to the number of beneficial owners. Each broker then forwards those proxy materials to its clients, to obtain their voting instructions. So if you receive a paper copy of the proxy materials from your broker, the accompanying return envelope is self-addressed to return your executed proxy card with your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

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              For this reason, if your shares are held by your broker, you should follow your broker's instructions included on that form.

              If you do not give your voting instructions to your broker, your broker may not be able to vote your shares. Under applicable rules of self-regulatory organizations governing brokers, your broker, bank, custodian or other nominee will only be able to vote your shares with respect to so-called items that are considered "discretionary." Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, so in such situations your broker may vote these shares even in the absence of your voting instructions.

              For the 2019 Annual Meeting, however, the only discretionary item is Proposal No. 2, the ratification of the selection of our independent auditors. On all other non-discretionary items, including the Election of Directors (Proposal No. 1); the non-binding Advisory Vote to Approve the Compensation of the Named Executive Officers (Proposal No. 3); and the Approval of the Amended and Restated Steel Dynamics, Inc.'s 2015 Equity Incentive Plan (Proposal No. 4), if you do not give voting instructions to your broker, those shares will not be voted and will be treated as "broker non-votes."

Voting Shares Held in Your Name

              On the other hand, if you are the record owner, then, regardless of whether you have received a paper copy of these proxy materials or only a Notice, you may vote your shares (1) in person at the Annual Meeting, (2) by telephone, (3) on the Internet following the instructions contained in these proxy materials, or (4) by proxy if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. In that situation, your "proxy" — that is, the persons named in your proxy card — will then vote your shares as you have directed.

              With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions. If you do not specify how you want your shares voted with respect to one or more proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors"); FOR Proposal No. 3 (the non-binding "Advisory Vote to Approve the Compensation of the Named Executive Officers"); and FOR Proposal No. 4 (the "Approval of the Amended and Restated Steel Dynamics, Inc.'s 2015 Equity Incentive Plan").

              We realize that most of you will not be able to attend the meeting in person. It is very important that your shares be voted. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is "present" at the Annual Meeting. Therefore, unless you intend to come to the Annual Meeting and vote in person, or you intend to vote via the Internet or by phone, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

Required Vote

              Quorum

              The presence, in person or by proxy, of the holders of a majority of the shares that are entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.

STEEL DYNAMICS, INC.    2019 Proxy Statement    6

              Election of Directors

              For purposes of the election of directors (Proposal No. 1), the eleven director nominees who receive the highest number of votes cast "FOR" the election of those directors will be elected. However, the Board has adopted a Policy requiring that, in advance of and as a condition to being approved as a candidate for election, each candidate must have agreed that if he or she receives a "WITHHOLD" vote of greater than 50% of all the votes cast or present at the meeting, the Board will consider that a majority vote "against" that person. Accordingly, he or she will be deemed to have automatically resigned. Under that Policy, should this occur, the Board, in the exercise of its discretion, has the ability to override the resignation, but only if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its stockholders.

              Accordingly, you may vote "FOR ALL" of the director nominees, "WITHHOLD ALL" of the director nominees, or "WITHHOLD" your vote from one or more nominees, by checking the "For All Except" box and writing in the name of the nominee or nominees from whom you want to withhold your vote. Checking the "For All Except" box and writing in the name of a particular nominee will have the same effect as a vote "AGAINST" that nominee and will trigger that nominee's resignation if the total "WITHHOLD" votes for that nominee aggregate to more than 50% of the total votes cast or present with respect to that nominee.

              Other Proposals

              For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

Your Choices on How to Vote by Proxy

              There are four possible choices of how to vote by proxy:

  ▪
  Mail: If you have received a paper copy of these proxy materials, you may mark, sign, date and return your enclosed proxy card in the enclosed envelope;

  ▪
  Telephone: If you have received a paper copy of these proxy materials, you may vote by using the toll-free telephone number and instructions shown on your proxy card, if your shares are registered directly in your name or, if not, by marking, signing dating and returning your enclosed voting card; if this option is also offered by your bank or broker, in either case using a secure control number and account number;

  ▪
  Internet: Whether in paper form or by Notice only, by using the Notice or web site information and instructions listed on your proxy card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker in either case using a secure control number and account number; and

  ▪
  In person at the meeting: If your shares are registered directly in your own name, you may vote by paper ballot handed out at the Annual Meeting, provided that you have with you the Notice or proxy card that you received from the Company. But if your shares are registered in the name of your bank or broker, and if you wish to be able to vote your shares in person at the Annual Meeting, you will first need to check the box on the Voter Instruction Form you will receive with your proxy material, ask that you be provided with a "Legal Proxy" and then actually use this to vote your shares. If you don't use that Legal Proxy, your vote will not count.

              Telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a

STEEL DYNAMICS, INC.    2019 Proxy Statement    7

control number, which is noted on your proxy card or in the Notice. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 15, 2019.

              The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting, provided that you follow the foregoing instructions for voting in person.

              We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

Revocation of a Proxy

              You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

  ▪
  Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting;

  ▪
  Submit the appropriate form of proxy with a later date than your earlier proxy;

  ▪
  Vote by telephone or Internet on a later date than the date you earlier voted; or

  ▪
  Vote in person at the meeting in accordance with the foregoing instructions.

Multiple Stockholders Sharing the Same Address

              Under rules adopted by the SEC, we are permitted to deliver a single copy of our Proxy Statement and annual report, or notice of availability of these materials, to stockholders sharing the same last name and address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail. However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address, and account number.

Cost of Preparing, Mailing and Soliciting Proxies

              We will pay all of the costs of preparing, printing and mailing this Proxy Statement or Notice and of soliciting these proxies. We will ask brokers to forward the proxy materials or Notice to the persons who were our beneficial owners on the record date. We will reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

              In addition, proxies may be solicited on our behalf in person, or by telephone, e-mail or other electronic means, by our officers, directors, and employees who will receive no additional compensation for soliciting. We have also engaged Okapi Partners to assist us in the solicitation of proxies. We have agreed to pay Okapi Partners a fee of approximately $9,000, plus expenses for these services.

Voting Results

              We will publish the voting results on our Company's website at www.steeldynamics.com under "Investors" following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

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Investor Relations Department

              You may contact our Investor Relations Department in one of three ways:

  ▪
  Writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

  ▪
  E-mail to investor@steeldynamics.com; or

  ▪
  Phone the Investor Relations Department at 260.969.3500.

Stockholder Communications with Directors

              If you wish to communicate with our Board of Directors, our non-executive Chairman of the Board, our Lead Independent Director, or the Chair of any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer, Theresa E. Wagler at our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will forward the communication to the director or committee chair to whom it is addressed, or, as appropriate, to our non-executive Chairman of the Board, to our Lead Independent Director or to the Company's legal counsel or deal with the subject matter directly.

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Governance of the Company

Governance Policy

              Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws. The role of our Board of Directors is to effectively govern the affairs of the Company for the long-term benefit of our stockholders and other constituencies. The Board ensures the continuity of the Company and its mission through the election and appointment of qualified management to manage the Company and with the Board, to develop the Company's long-term strategy. In addition, management regularly keeps Board members informed regarding our business and industry. The Board is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. We are committed to sound corporate governance principles.

              We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies. These policies were recently amended and are available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance."

              These include the following principles:

  ▪
  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required, at a minimum, to meet all applicable objective and subjective standards for independence, including the Nasdaq Listing Rules for director independence, as more fully described in the discussion of "Director Independence" below. Eight of our eleven director nominees for election in 2019 have been determined to be independent.

  ▪
  Our Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

  ▪
  Our Board engages with management regarding near-term and long-term strategic planning regularly, during which it reviews and assesses our business strategies and associated risks.

  ▪
  Independent and non-employee directors meet in executive session, no less than quarterly.

  ▪
  Our Board and Board committees conduct annual self-evaluations.

  ▪
  Our Board regularly reviews succession planning and related considerations, of both management and director talent development issues at all critical management and Board levels.

  ▪
  Directors have unrestricted access to our officers and employees.

  ▪
  Ensure a robust process is provided by the Corporate Governance and Nominating Committee and the Compensation Committee to utilize input from our independent directors to conduct an annual review of our Chief Executive Officer's performance.

  ▪
  Our Board ensures our directors have a diverse set of backgrounds and experiences through a robust director selection process. Additionally, the Board ensures a mix of tenures with our mandatory retirement age, allowing new perspectives with newer directors and depth of knowledge from experienced directors.

Board Leadership Structure

              Chairman of the Board

              Mr. Keith E. Busse serves as our non-independent, non-executive Chairman of the Board. If elected at the Annual Meeting, Mr. Busse will continue to serve in that capacity. Mr. Busse, as the non-executive Chairman, presides at meetings of the Board.

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              Lead Independent Director

              The Board operates with a Lead Independent Director, selected annually from among the independent directors. James C. Marcuccilli has served as our Lead Independent Director since 2011 and, if elected at the Annual Meeting, will continue to serve in that capacity. The Chairman and Lead Independent Director serve at the pleasure of the Board and are appointed annually following the Annual Meeting.

              The Lead Independent Director:

  ▪
  presides at all Board meetings at which the Chairman is not present;

  ▪
  presides at all meetings of the executive sessions of the independent directors;

  ▪
  serves as a liaison between management and the Board as well as between the Chairman and the independent directors;

  ▪
  assists the Board committee chairs in preparing agendas for the respective committee meetings;

  ▪
  has the authority to call meetings of the independent directors, and

  ▪
  other functions and responsibilities requested by the Board or the independent directors from time to time.

              The Board considers that the Lead Independent Director's active involvement in the foregoing functions and activities will ensure the Board will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

Board's Role in Risk Oversight

              The Board believes that evaluating the executive team's management of the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board, with management's assistance, regularly reviews the Company's significant business risks, including safety, financial, operational, data and cyber security, business continuity, legal, environmental, trade, technological and regulatory exposures. In this regard, the Board reviews the steps management has taken to actively manage, monitor and control these exposures. Outlined below is how the Committees support the Board in this critical function.

              The Audit Committee reviews the Company's risk management processes, systems and controls which management has established. Specifically, the Audit Committee is responsible for reviewing the risks related to the financial reporting process as well as credit risk, liquidity risk and market risk. The Audit Committee regularly discusses with management the Company's significant financial risk exposures to ensure adequate mitigation is in place.

              The Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

              The Compensation Committee reviews whether our executive compensation programs encourage unnecessary or excessive risk-taking. As part of its review, the Compensation Committee receives a risk analysis report prepared by its compensation consultant, Compensia, which it considers during the process. After its 2018 review, the Compensation Committee again determined that our compensation programs do not encourage unnecessary or excessive risk-taking.

              Executive officers' base salaries are fixed in amount and thus do not encourage risk-taking. Annual cash incentives and payouts are formulaic and tied to specific company financial performance metrics. The majority of compensation provided to the executive officers is in the form of time-based and performance-based equity awards that vest or are earned over several years and help further align executive officers' interests with those of our

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stockholders. Accordingly, the Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company's performance over several years, and because awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to long-term stockholder value creation.

              The Compensation Committee has also reviewed the Company's compensation programs for employees generally and has concluded these programs as well do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company's cash bonus programs and long-term equity awards provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results.

Committees and Meetings of the Board of Directors

              During 2018, the Board of Directors had three standing committees each consisting entirely of independent directors: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

              The Board, together with management, periodically reviews the applicable provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and the implementing rules thereunder, the rules and pronouncements of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the "Code"), and the Listing Rules of the Nasdaq Stock Market regarding corporate governance policies, processes, and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees regularly update and revise their charters to take into account increased charter, legislative, regulatory and listing standards requirements, as well as other governance changes. We also operate under a set of Corporate Governance Policies, which are reviewed frequently. All charters and policies may be found on our website, at www.steeldynamics.com under "Investors — Corporate Governance", or by writing to Steel Dynamics, Inc., Attention: "Investor Relations Department," 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804 and requesting copies.

              The members of each committee, and the chair of each committee, are appointed annually by the Board. Each committee had the following members during 2018:

	Director Tenure	Corporate Governance and Nominating	Compensation	Audit	Independent Director	Other Public Company Boards
Mark D. Millett	Founder
Sheree L. Bargabos	1 year			Member	Yes	1
Keith E. Busse	Founder
Frank D. Byrne, M.D.	14 years	Member		Member	Yes
Kenneth W. Cornew	3 years	Member	Member		Yes
Traci M. Dolan	7 years	Member		Chair	Yes
Dr. Jürgen Kolb	23 years		Member	Member	Yes
James C. Marcuccilli	14 years	Member	Member	Member	Yes
Bradley S. Seaman	6 years	Chair	Member		Yes	1
Gabriel L. Shaheen	10 years		Chair	Member	Yes
Steven A. Sonnenberg	1 year	Member			Yes	1
Richard P. Teets, Jr.	Founder
Committee Meetings		7	4	8

              The Board held five regularly scheduled and special meetings during 2018. All directors attended at least 75% of those meetings, as well as the meetings of each of the committees on which they served. As the Board, the Company's independent directors met in executive session four times during 2018, without management present.

              The Board also engages in regular discussions with the Chief Executive Officer regarding succession planning at senior levels, and to the identification, development, and promotion of critical talent to address both

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planned and unplanned leadership transitions. The Chief Executive Officer reports at least semi-annually on succession and leadership development planning.

              We encourage all members of the Board to attend our Annual Stockholders Meeting. At the 2018 Annual Meeting all directors were in attendance.

Director Independence

              Each of our Audit, Compensation, and Corporate Governance and Nominating Committee charters require that each member of each committee meet:

  ▪
  all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Rules for Nasdaq-listed companies, as well as those enhanced independence requirements for Audit Committee members prescribed pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  ▪
  the enhanced standards of independence, in effect during 2018, applicable to compensation committee members, including the requirement to consider the impact upon independence of the receipt of any consulting, advisory, or compensatory fees paid by the Company (other than board fees), of which there were none; or of the existence of any "affiliate" relationship between the member and the Company or any of its subsidiaries or affiliates, of which there were none; and

  ▪
  the criteria for a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

              The Board must also annually make both an affirmative objective and subjective determination that all such independence standards have been, and continue to be met by the independent directors and members of each of our three standing committees, as well as the additional heightened independence standards prescribed by SEC and Nasdaq Listing Rules for audit committee and compensation committee members. To be found to be objectively independent, each director must be neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries, nor an individual who has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered to be non-independent if:

  ▪
  the director or a family member, directly or indirectly through either a family or entity relationship, received any payments from the Company or any of our subsidiaries, during any period of twelve consecutive months within the preceding three years, (other than for Board or Committee service, from investments in the Company's securities, or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking, or financial advisory services;

  ▪
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees;

  ▪
  the director is or has a family member of a person who is, or at any time during the three prior years was employed as an executive officer by the Company or any of our subsidiaries;

  ▪
  the director is, or has a family member who is, a partner in, an executive officer or controlling stockholder of any entity to which the Company made, or from which the Company received payments for property or services, in the current or prior three years, that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company's securities);

  ▪
  the director is, or has a family member who is employed as an executive officer of another entity where, at any time within the prior three years, any of the Company's executive officers served on the compensation committee of the other entity; or

  ▪
  the director is or has a family member who is a current partner of the Company's independent public auditor, or was a partner or employee of that firm who worked on the Company's audit at any time during the prior three years.

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              The Board made its independence determination with respect to each director for calendar year 2018 and for each director nominee for election to the Board of Directors at the 2019 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and Nasdaq Listing Rules.

              The Board determined that during 2018 nine of the twelve members of our Board of Directors serving during 2018 met all independence requirements, thus at all times constituting more than a majority of the twelve member Board. The independent members are Sheree L. Bargabos, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, Dr. Jürgen Kolb, James C. Marcuccilli, Gabriel L. Shaheen, Bradley S. Seaman and Steven A. Sonnenberg. The Board has determined that, if elected at the 2019 Annual Meeting, of the eleven persons nominated as candidates for election as directors, eight directors (Sheree L. Bargabos, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, James C. Marcuccilli, Gabriel L. Shaheen, Bradley S. Seaman and Steven A. Sonnenberg) would continue to meet all such independence criteria.

The Corporate Governance and Nominating Committee

              The Corporate Governance and Nominating Committee is responsible, among other things, for:

  ▪
  reviewing and evaluating developments in corporate governance practices, and reviewing and recommending to the Board effective corporate governance policies and procedures and appropriate charter provisions, as well as Board organization, size and composition;

  ▪
  establishing criteria for and ensuring diverse Board composition by identifying, evaluating, and recommending for election as directors both incumbent and prospective nominees who meet the Committee's and the Board's criteria of board member requirements. Additionally, by virtue of the nominee's background, knowledge, attributes, skills, business, financial, life experience and expertise, are willing and able to actively and materially contribute as a board member, either for election by our stockholders at each Annual Meeting, or for appointment by the Board to fill any director vacancies;

  ▪
  identifying Board members for assignment to various Board committees;

  ▪
  drafting and overseeing a Code of Ethics for our Principal Executive Officers and Senior Financial Officers, a Company-wide Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of good governance practices. Copies of the foregoing and other policies are available on our website at www.steeldynamics.com under "Investors — Corporate Governance";

  ▪
  determining, recommending, or rendering advice to the Board regarding applicable statutory, regulatory or Nasdaq Listing Rules regarding the "independence" requirements for board or committee membership, as well as rendering objective and subjective independence determinations; and

  ▪
  reviewing and evaluating, at least annually, the performance of the Board and Board committee members and making recommendations to the Board concerning the number, function, and composition of the Board's committees.

              Director Nomination Process

              The Corporate Governance and Nominating Committee regularly reviews the Company's Board composition to continually update incumbent director skills, contributions and experiences, and for the purpose of identifying potential candidates for board membership in the event of possible retirements, unanticipated vacancies, board expansion and refreshment. During 2018, the Corporate Governance and Nominating Committee continued this process, which first identifies skills that are needed to support the Company and its near and long-term strategies, while considering other factors such as background, general life experiences and diversity, and then identifies potential nominees to fill the need. Proposed nominees may be referred or recommended to the Committee from many different sources, including but not limited to members of the Committee, by other

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directors, by outside persons or advisors, by a stockholder in accordance with the procedures described below, or under the direction of the Committee and for its consideration and approval, by an outside independent professional search firm.

              The Committee reviews background information on each proposed nominee, including the proposed nominee's accomplishments, experience, and skills. In addition to a candidate's inventory of skills and substantive qualifications, the Committee looks for various other attributes, including:

  ▪
  business acumen;

  ▪
  a reputation for high ethical and moral standards

  ▪
  financial literacy;

  ▪
  integrity;

  ▪
  independent judgment;

  ▪
  notable personal or professional achievements;

  ▪
  collegiality;

  ▪
  a proper understanding of the role of a director in governance;

  ▪
  a commitment to represent the long-term interests of the Company and our stockholders;

  ▪
  diversity, including, but not limited to, gender, race, ethnicity and age; and

  ▪
  a commitment to prepare for, attend and actively participate in Board and committee meetings as well as a willingness to devote the necessary time and attention to the Company's business and the needs of the Board and its committees.

              Additionally, the Committee takes into account such factors as industry and general business knowledge, operating experience, demonstrated ethical business conduct, familiarity with or experience regarding business matters, exposure to public company governance matters, considerations such as safety, logistics, legal/governmental/environmental regulation experience, information technology, and risk assessment, as part of the director candidate qualification process.

              During 2018, the Committee performed a director search process utilizing two independent outside search firms (including a firm specializing in identifying diverse candidates), asking both firms to bring the Committee a diverse, qualified slate of candidates. As a result, the Committee selected Sheree L. Bargabos and Steven A. Sonnenberg as new directors during 2018. Accordingly, both Ms. Bargabos and Mr. Sonnenberg are listed as candidates for election to the Board in 2019 in connection with Proposal No. 1.

              Annual Director Evaluations

              Members of the Corporate Governance and Nominating Committee also evaluate the continued candidacy of incumbent Board members based on the same criteria applicable to new candidates, taking into consideration such factors as age, board tenure, membership on other public company's boards of directors, diversity, ability to provide subject matter expertise and insight into our long-term strategic direction and the extent to which through his or her prior participation and performance he or she has met the applicable criteria for continued Board membership and has developed a valuable in-depth knowledge of the Company.

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              Board Refreshment — Director Retirement Policy

              As adopted as part of our Corporate Governance Policies in 2019, the Board has established a retirement age of 75 for directors. Pursuant to that policy, the Corporate Governance and Nominating Committee will not recommend to the Board, any nominee for election or appointment as a director who is or will have attained age 75 or older at the time of the Company's Annual Meeting of Stockholders, subject to a transition exception applicable to the Company's current Board Chairman and co-founder, Keith Busse, whose retirement age has been extended to 80.

              Stockholder Nominations

              The Corporate Governance and Nominating Committee will consider suggestions from stockholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a stockholder desiring to recommend a proposed nominee for consideration by the Committee, for nomination at the 2020 Annual Meeting of Stockholders, should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, Theresa E. Wagler, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 6, 2019, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee, and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

The Compensation Committee

              The Board determined that all members of the Compensation Committee were independent during 2018 within the meaning of Rules 5605(a)(2) and 5605(d)(2)(A) of the NASDAQ General Marketplace Rules (which includes the enhanced independence standards applicable to compensation committee members), and that they also met the definition of a "non-employee director" within the scope of Exchange Act Rule 16b-3.

              The Compensation Committee is responsible, among other things, for:

  ▪
  establishing, reviewing, and approving corporate goals and objectives relating to our Chief Executive Officer's and Named Executive Officers' compensation;

  ▪
  in combination with the Corporate Governance and Nominating Committee, evaluating our Chief Executive Officer's and other executive officers' (as well as the Company's overall) performance, at least annually, in light of those corporate goals and objectives and determining and approving their compensation based on this evaluation;

  ▪
  reviewing and approving our executive compensation plans and agreements, including our equity-based plans; and, at least annually, reviewing the operation of all such plans and agreements and assessing the relationship between our overall compensation policies and practices and financial risk;

  ▪
  exercising general oversight with respect to our compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

  ▪
  reviewing and making recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of the non-employee members of the Board;

  ▪
  overseeing regulatory compliance with respect to compensation matters and engaging the services of independent professional compensation consultants and advisors, with costs paid by the Company;

  ▪
  reviewing and determining compliance, with respect to each Compensation Committee member, of all required objective and subjective factors governing independence as well as the independence of the Committee's advisors, including its compensation consultant and other advisors;

STEEL DYNAMICS, INC.    2019 Proxy Statement    16

  ▪
  acting as the "Administrator" or "Committee" in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards; and

  ▪
  approving an annual report on executive compensation for inclusion in our Annual Report on Form 10-K and Proxy Statement, and reviewing and discussing with management the Company's Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included either in our Annual Report on Form 10-K, or alternatively, in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

              Compensation Committee Interlocks and Insider Participation

              None of our current or former officers or employees or any current or former officers or employees of our subsidiaries, served as a member of the Compensation Committee during 2018. Moreover, during 2018 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

The Audit Committee

              The Board has both objectively found and also affirmatively determined that all members of the Audit Committee are independent as defined by Rule 5605(a)(2) and Rule 5605(c)(2) of the NASDAQ General Marketplace Rules, and also met all additional or enhanced criteria for Audit Committee membership independence set forth in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

              In addition, our Board has also determined that, for 2018, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met, and continues to meet, the criteria of an "audit committee financial expert" within the meaning of that term in Rule 407 of Regulation S-K. No members of the Audit Committee served on the audit committee of another public company.

              The Audit Committee is responsible, among other things, for:

  ▪
  the adequacy, quality, and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

  ▪
  the appointment, retention, compensation, independence, performance, and oversight of the Company's independent registered public accounting firm;

  ▪
  the audits of the Company's financial statements;

  ▪
  in consultation with management and with legal counsel, the Company's compliance with legal and regulatory filings and requirements;

  ▪
  the soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

  ▪
  together with the Board, the Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk, cybersecurity risk and market risk;

  ▪
  the approval of an Audit Committee Report required by the rules of the SEC for inclusion in the Company's annual Proxy Statement;

  ▪
  the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial, or auditing matters; and

STEEL DYNAMICS, INC.    2019 Proxy Statement    17

  ▪
  the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K, including the process the Audit Committee employs to identify related party transactions for review, in response to PCAOB Auditing Standard No. 18, as well as governing the review, approval or ratification of any such permitted related party transactions.

              The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the SEC. The Audit Committee also regularly meets privately with the independent auditors. Details are set forth in the section titled "Report of the Audit Committee" later in this Proxy Statement.

Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons

              Transactions with "related persons" are subject to our Statement of Policy for the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance."

              Under our policy, once a person has been identified as a "related person," and if there is a proposed transaction of $120,000 or more involving the related person and the Company or any of its subsidiaries, the transaction must be considered, approved or ratified by the Audit Committee. For purposes of our Policy, a "related person" is a person who is (or at any time since the beginning of our last fiscal year was) a director, director nominee, executive officer, 5% stockholder, immediate family member of any of the foregoing, an entity which is owned or controlled by any of such persons, or any other person which our Audit Committee or Board has so identified.

              We have established a lower transactional threshold amount than is required by law, so that even transactions above the threshold amount but still below the otherwise required dollar amount to trigger an inquiry will nonetheless be reviewed for fairness and appropriateness. Our Policy does permit the employment of a related person in the ordinary course of business, if terms are comparable to similar positions with non-related persons, and if that person is not an executive officer required to be reported in our annual Proxy Statement. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

              Covered transactions will normally be approved in advance by the Audit Committee, unless, upon certification by our Chief Executive Officer or Chief Financial Officer that a determination cannot be practicably made prior to the next Audit Committee meeting, the Chair of the Audit Committee is able to review and approve the proposed related person transaction, subject, however, to the prompt reporting of the transaction to the full Audit Committee.

              In reviewing any related person transaction, the Audit Committee must consider the proposed benefits to the Company and the availability of other sources of comparable products or services, must make an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine whether the transaction is fair and reasonable to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our non-employee directors and our executive officers to file with the SEC initial reports of beneficial ownership of the Company's common stock and other equity securities or derivatives as well as reports of changes in beneficial ownership. These persons are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Exchange Act filing requirements with respect to 2018 were met.

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Stockholder Proposals for 2020

              Any stockholder satisfying the requirements of the Exchange Act Rule 14a-8, and wishing to submit a proposal for inclusion in our Proxy Statement for our 2020 Annual Meeting of Stockholders, must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 6, 2019.

              In addition, Section 2.9 of our bylaws, which is an advance notice bylaw, governs the timely submission of nominations for director or other business proposals that a stockholder may wish to have considered at the annual meeting. There were no such proposals submitted for this Annual Meeting. Pursuant to that bylaw, any stockholder who does not submit a timely or otherwise qualifying proposal for inclusion in next year's (2020's) Annual Meeting Proxy Statement, but may still wish to make a proposal at that 2020 Annual Meeting, will be required to have delivered written notice to our Chief Financial Officer no later than December 6, 2019. That notice, if any, must contain the information required by Section 2.9 of the bylaws, a copy of which can be viewed on our Company's website, at www.steeldynamics.com under "Investors — Corporate Governance," or a copy of which may be requested, addressed as noted above, free of charge. If such a proposal were to be made at next year's Annual Meeting, a proxy granted by a stockholder prior to that Annual Meeting will be deemed to have given discretionary authority to the proxies to vote that individual's shares on any matter introduced pursuant to the foregoing Section 2.9 advance notice bylaw.

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Proposal No. 1
Election of Directors

              Our stockholders will be asked to elect eleven directors at the 2019 Annual Meeting.

              Nine of the persons listed below are incumbent members of our Board, and, except for Sheree L. Bargabos and Steven A. Sonnenberg, were elected at the 2018 Annual Meeting. Ms. Bargabos and Mr. Sonnenberg, however, were appointed to the Board during 2018 following an exhaustive search conducted by the Corporate Governance and Nominating Committee with the assistance of two nationally recognized search firms. As a result of its ongoing incumbent director performance review by the Corporate Governance and Nominating Committee (see "The Corporate Governance and Nominating Committee — Director Nomination Process"), which included Ms. Bargabos and Mr. Sonnenberg, each incumbent Board member's service and performance as a director during 2018 was evaluated by the Corporate Governance and Nominating Committee and was determined to have met all expectations for continued Board membership. The Committee determined that it would be in the best interest of the Company that each incumbent director, all of whom have expressed his or her willingness to continue to serve, should continue to do so. Accordingly, all eleven director candidates, having indicated their willingness to stand for election for an additional one-year term, were recommended for nomination by the Committee and are hereby nominated for election to the Board:

Name	Position with Steel Dynamics, Inc.	Director Since

Mark D. Millett	Director, President and Chief Executive Officer	1993
Sheree L. Bargabos	Director	2018
Keith E. Busse	Director, Non-Executive Chairman of the Board	1993
Frank D. Byrne, M.D.	Director	2005
Kenneth W. Cornew	Director	2016
Traci M. Dolan	Director	2012
James C. Marcuccilli	Director, Lead Independent Director	2005
Bradley S. Seaman	Director	2013
Gabriel L. Shaheen	Director	2009
Steven A. Sonnenberg	Director	2018
Richard P. Teets, Jr.	Director	1993

              Each director, if elected, will serve until our 2020 Annual Meeting of Stockholders, or until a qualified successor director has been elected. All but Messrs. Millett, Busse and Teets are and will continue to be independent directors. In the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee. In that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.

              In addition, the Board has also reviewed all transactions during 2018 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons, and, further, for the purpose of determining whether any of such transactions impacted the independence of any director. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship or impact that person's independence.

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Director Tenure	Director Independence

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES AND OTHER EXECUTIVE OFFICERS

Mark D. Millett

Position: Co-founder, Director and President and Chief Executive Officer

Director Since: 1993

Age: 59

Outside Public Company Directorships: None

Committees: None

Education: Bachelor's degree in metallurgy from the University of Surrey in England (1981)

Key Qualifications: Mr. Millett brings to the Board strong leadership and industry experience having co-founded the Company and led the Company as its President and CEO during the past six years, through a period of tremendous long-term strategic growth. His experience as a seasoned public company CEO, coupled with his steel industry experience and his operational, commercial, cultural and strategic expertise, are valuable assets to the Board.

Professional Background: Mr. Millett co-founded the Company in 1993. Mr. Millett has been our President and Chief Executive Officer since January 2012. Prior to that, he has held various positions, including President and Chief Operating Officer, Executive Vice President of Metals Recycling and Ferrous Resources, President and Chief Operating Officer of OmniSource Corporation, and Executive Vice President of Flat Roll Operations. Mr. Millett was responsible for the design, construction, and start-up operation of numerous steelmaking facilities, including portions of our Butler Flat Roll Division. Mr. Millett was named Steelmaker of the Year in 2014 by the Association of Iron and Steel Technology.

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Sheree L. Bargabos

Position: Independent Director

Director Since: 2018

Age: 63

Outside Public Company Directorships: PGT Innovations, Inc.

Committees: Audit Committee Member

Education: Bachelor of Science degree in Chemistry from McGill University in Montreal, Quebec, Canada and an M.B.A. from Babson College in Wellesley, Massachusetts

Key Qualifications: Among numerous strong leadership characteristics, Ms. Bargabos brings a strong background in industrial operations, safety practices, commercial platforms, employee matters and operational excellence to our Board.

Professional Background: Retired. Ms. Bargabos served from 2002 through 2012 as the President of the Roofing and Asphalt Division of Owens Corning, a global manufacturer of composites and building materials. In her capacity as President, Ms. Bargabos was responsible for the $2 billion roofing and asphalt business segment, managing 2,000 employees across 14 manufacturing locations. From 2013 through her retirement in 2015, Ms. Bargabos assumed the role of Vice President, Customer Experience, Roofing, helping to facilitate the successful transition of her successor, among other responsibilities.

Keith E. Busse

Position: Co-founder, Director and non-executive Chairman of the Board

Director Since: 1993

Age: 76

Outside Public Company Directorships: None
(previously served as Chairman of the board of Tower Financial Corporation from 1999-2014 and as a director of Accuride Corporation from 2012-2016)

Committees: None

Education: Undergraduate degree in accounting from International Business College, a degree in business finance from the University of St. Francis and a master's degree in business administration from Indiana University

Key Qualifications: Mr. Busse brings to the Board strong leadership and industry experience having co-founded the Company. He brings an innovative and strategic steel industry perspective to our Board, providing unique insight and guidance having led our Company through significant growth during his 18 years of leadership as CEO.

Professional Background: Retired. Mr. Busse served as our Chief Executive Officer from inception through 2011. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. He grew the Company from 1.4 million tons of annual steelmaking capability to 7.4 million tons upon his retirement in 2011. He also initiated the Company's fabrication and metals recycling platforms during that timeframe. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States.

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Frank D. Byrne, M.D.

Position: Director

Director Since: 2005

Age: 66

Outside Public Company Directorships: None (previously served as a director for Lincare Holdings from 1999-2012)

Committees: Audit Committee and Corporate Governance and Nominating Committee Member

Education: Bachelor of Science degree in pre-professional studies from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977), and a Master of Medical Management degree from Carnegie Mellon University (1999).

Key Qualifications: Dr. Byrne brings to the Board executive leadership and governance experience, as well as experience in management of complex organizations, employment-related matters, compensation policies, mergers and acquisitions, safety, process improvement and information technology. Dr. Byrne also served in numerous governance roles in not-for-profit and privately held organizations for more than 25 years, providing a wealth of experience to the Board.

Professional Background: Retired. Dr. Byrne is President Emeritus and Foundation Board member of SSM Health St. Mary's Hospital Madison, Wisconsin. He currently serves as advisor to a healthcare information technology venture fund, chairs the hospital advisory board of MedPro Group (a Berkshire-Hathaway company), and is a Trustee of Edgewood College. He also consults, advises, and teaches on corporate governance, leadership development, and strategy. He served as president of SSM Health St. Mary's Hospital, part of SSM Health Care, a multi-state healthcare delivery system, from 2004-2015. Previously, he served in a variety of executive leadership and governance roles at Parkview Health, a regional healthcare system in northeast Indiana, from 1991-2004, including serving as President of Parkview Hospital from 1995-2002.

Kenneth W. Cornew

Position: Director

Director Since: 2016

Age: 54

Outside Public Company Directorships: None

Committees: Corporate Governance and Nominating Committee and Compensation Committee Member

Education: Bachelor of Science degree in Electrical Engineering from Rutgers University (1987) and an MBA from the Drexel University (1995)

Key Qualifications: Mr. Cornew brings to the Board a comprehensive understanding and experience in power operations, commodity cycles, commercial expertise, strategic growth, mergers and acquisitions, safety, and process improvement. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.

Professional Background: Mr. Cornew has been Senior Executive Vice President and Chief Commercial Officer of Exelon Corporation and President and CEO of Exelon Generation since 2013. Mr. Cornew is responsible for the operations of Exelon's nuclear, fossil, and renewable fleets, as well as the commercial and retail businesses of Constellation. In 1990 Mr. Cornew joined Exelon where, throughout his career, he was instrumental in establishing and growing the company's competitive energy business. Prior to joining Exelon, Mr. Cornew worked for PJM Interconnection, a regional transmission organization and part of the U.S. Eastern Interconnection Grid serving several states in the Mid-Atlantic and Mid-West regions. Mr. Cornew has been and continues to be a leader in advocacy for the industry, he currently serves on the Board of Directors of the Electric Power Research Institute whose focus is research and development relating to the generation, delivery and use of electricity. Mr. Cornew currently serves on the Industry Advisory Board for Rutgers School of Engineering, the Advisory Board of FM Global Washington/Philadelphia, as well as the Board of Trustees for the Living Classrooms Foundation.

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Traci M. Dolan

Position: Director

 Director Since: 2012

 Age: 61

 Outside Public Company Directorships: None

 Committees: Audit Committee Chairperson and Corporate Governance and Nominating Committee Member

Education: Bachelor of Science Degree in Business from Indiana University (1981)

Key Qualifications: Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management, as well as, experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies. Her background also brings an understanding of information technology and cyber risk to the Board to help ensure proper risk oversight.

Professional Background: Retired. Ms. Dolan served for ten years (2004 – 2014) with ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 to February 2014, she served as Chief Administrative Officer and Corporate Secretary, responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management, and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions, among other responsibilities. From 2000 – 2004, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc.

James C. Marcuccilli

Position: Lead Independent Director

 Director Since: 2005

 Age: 68

 Outside Public Company Directorships: None

 Committees: Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee Member

Education: Bachelor's degree in business finance from the University of Notre Dame (1973)

Key Qualifications: Mr. Marcuccilli brings to the Board his comprehensive experience in financial analysis, commercial understanding, banking, organizational management, strategic growth, and information technology and cyber risk. His background as a successful financial entrepreneur also brings a depth of knowledge concerning regulatory and governance matters.

Professional Background: Mr. Marcuccilli has served as Chairman and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana since 2016 and as President and Chief Executive Officer of STAR Financial Bank from 1997 to 2016. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of STAR's financial institutions throughout Indiana. He has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and a board member of the Indiana Economic Development Corporation (2004 to 2017).

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Bradley S. Seaman

Position: Director

 Director Since: 2013

 Age: 59

 Outside Public Company Directorships: CPI Card Group, Inc., Chairman

 Committees: Corporate Governance and Nominating Committee Chairperson and Compensation Committee Member

Education: Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986)

Key Qualifications: Mr. Seaman brings to the Board a comprehensive understanding and experience in the private equity markets, strategic initiatives, mergers & acquisitions, management experience, and both operational and corporate governance experience. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.

Professional Background: Mr. Seaman has been employed, since August 1999, by Parallel49 Equity, a private equity firm (successor brand of Tricor Pacific Capital) that makes control investments in lower middle market companies in the United States and Canada. From 1999 through December 2011, Mr. Seaman was Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding, and investments. Mr. Seaman was employed by the General Electric Company from 1984 – 1999 in a series of increasingly responsible positions in both GE Plastics and GE Capital. At GE Capital, Mr. Seaman was ultimately promoted to lead transaction origination and structuring teams in the New York and Chicago offices for the Commercial Finance business which was focused on providing debt and equity for private equity backed transactions and he led GE's equity investment in the start-up of Steel Dynamics.

Gabriel L. Shaheen

Position: Director

 Director Since: 2009

 Age: 65

 Outside Public Company Directorships: None
(previously served as Chairman of the board of Horace Mann Educators Corporation from 2010 to 2018).

 Committees: Compensation Committee Chairperson and Audit Committee Member

Education: Bachelor's degree in actuarial math from the University of Michigan (1976) and a master's degree in actuarial science from the University of Michigan (1977)

Key Qualifications: Mr. Shaheen brings an extensive background of training, skills, and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.

Professional Background: Mr. Shaheen was a founding partner of Insurex, LLC in 2018, served since 2000 as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC from 2000 through 2018, all of them providing private advisory services to both start-up and existing life insurance, annuity insurance, and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States.

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Steven A. Sonnenberg

Position: Director

 Director Since: 2018

 Age: 66

 Public Company Directorships: Tennant Company, Lead Independent Director

 Committees: Corporate Governance and Nominating Committee Member

Education: Bachelor's degree in Civil Engineering from the Georgia Institute of Technology and an M.B.A in Business Administration from the University of Virginia Darden School of Business.

Key Qualifications: Among numerous strong leadership characteristics, Mr. Sonnenberg brings a strong background in industrial and international operations to our Board, as well as a comprehensive understanding of public company governance and regulatory matters, talent development and succession practices, and commercial acumen.

Professional Background: Mr. Sonnenberg served from 2008 through 2016 as President of Emerson Electric Co.'s $8.5 billion Process Management Group, a worldwide 40,000-employee, eight business unit manufacturer of automation products for process industries, including oil and gas, chemical processing, power, life sciences, and metals and mining. In 2016, Mr. Sonnenberg became Chair of Emerson Electric Co.'s Automation Solutions business, which assists manufacturers to maximize performance through Emerson's industry-leading portfolio of technologies to measure, control, optimize and power their operations. In that role, and until his retirement in 2018, he also served as a senior advisor on large acquisitions and on the development of the company's highest-level customer relationships. Currently, Mr. Sonnenberg serves as a senior advisor to Emerson and works part time in the areas of leadership development and customer relations. For more than 15 years prior to his appointment as Emerson's Process Management Group's President, Mr. Sonnenberg managed various Emerson affiliated companies with operations throughout Asia and Europe.

Richard P. Teets, Jr.

Position: Co-founder and Director

 Director Since: 1993

 Age: 63

 Public Company Directorships: None

 Committees: None

Education: Bachelor's degree in mechanical engineering from Lafayette College (1977) and a master's degree in business administration from Duquesne University (1982)

Key Qualifications: Mr. Teets brings to the Board strong leadership and industry experience having co-founded the Company. Mr. Teets brings to the Board a strong academic, innovative, strategic and operational background and business experience in the design, construction and operation of steel mill facilities. Additionally, he offers demonstrated leadership in organizing, planning and directing complex projects, both at the construction and operational levels.

Professional Background: Retired. Mr. Teets had been our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations since August 2008 through March 2016. In April 2007, Mr. Teets became an Executive Vice President, overseeing the Company's four long-products steelmaking divisions and the steel fabrication platform. From 1998 to 2007, he managed the construction, start-up, and operation of the Structural and Rail Division and was responsible for its commercial success and growth. Prior to this, from 1993 to early 1996, Mr. Teets was responsible for the design, construction, and start-up operation of the Company's Butler Flat Roll Division. Mr. Teets was named the Steel Advocate of the Year during 2016 by the American Metal Market.

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Other 2018 Named Executive Officers

Theresa E. Wagler (48) is our Executive Vice President and Chief Financial Officer since May 2007. Ms. Wagler joined the Steel Dynamics corporate finance team in 1998, and has held various finance and accounting positions, including Chief Accounting Officer and Vice President and Corporate Controller, and was appointed to her current position in May 2007. She is responsible for and oversees accounting, risk management, taxation, treasury, and information technology functions, as well as, financial planning and analysis, investor relations, human resources and safety, and corporate communications. Prior to joining Steel Dynamics, Ms. Wagler served as Assistant Corporate Controller for Fort Wayne National Bank and as a certified public accountant with Ernst & Young LLP. She graduated cum laude from Taylor University with a bachelor's degree in accounting and systems analysis. In addition, Ms. Wagler serves as a director and chair of the audit committee of CF Industries Holdings, Inc., a public company, and also serves as a director and audit committee chair for Trine University.

Russell B. Rinn (61) is our Executive Vice President for Metals Recycling since July 2011. Mr. Rinn is responsible for OmniSource's ferrous and nonferrous metals recycling operations in the eastern half of the United States, as well as sourcing, marketing, trading, and logistics activities spanning the nation. OmniSource procures metal scrap, processes it, and markets these recycled metals to external customers and supplies ferrous scrap to the company's steel mills. Prior to joining Steel Dynamics, Mr. Rinn was an Executive Vice President of Commercial Metals Company (CMC), a Texas-based mini-mill steel company. He has more than 30 years of experience in the steel and metals recycling industries. Mr. Rinn is a graduate of the Executive Program of the Stanford University Graduate School of Business and of the Management Development Program at the University of Michigan's Business School. He holds a bachelor's degree in Finance, Marketing and Business Administration from Texas Lutheran University.

Glenn A. Pushis (53) is our Senior Vice President, Special Projects, effective February 1, 2019. In this new position, Mr. Pushis is responsible for the successful design and construction of the company's planned new flat roll steel mill developed to serve the Southwestern U.S. and Mexico. He has extensive experience in this capacity and has been instrumental in numerous construction projects for Steel Dynamics since its foundation. Since 2016, Mr. Pushis served as Senior Vice President, Long Products Steel Group responsible for the company's four long product steel mills. Prior to that, Mr. Pushis served as a Vice President overseeing the company's Butler Flat Roll Division and six flat roll coating facilities. He has been with Steel Dynamics since 1994, holding various operational and leadership roles, and he was part of the team that constructed the company's first steel mill in 1994- Butler Flat Roll Steel Mill. He held various leadership positions within the company's steel group, including the positions of General Manager for the Engineered Bar Products Division from 2003 to 2007 and more recently, the Butler Flat Roll Division from 2007 to 2014. Mr. Pushis earned a bachelor's degree in mechanical engineering from Purdue University and his MBA from Indiana University.

Barry T. Schneider (50) is our Senior Vice President, Flat Roll Steel Group since March 2016. Since 2014, Mr. Schneider served as a Vice President overseeing the company's Engineered Bar Products and Roanoke Bar steel divisions. Mr. Schneider is responsible for the company's two flat roll steel mills and numerous flat roll coating lines, including the recently acquired Heartland Flat Roll Division, which together have approximately 8.4 million tons of annual capacity, producing hot roll, cold roll and coated steel products, including a wide variety of specialty products, such as light gauge hot roll, galvanized and painted products. Mr. Schneider was also part of the team that constructed the company's first steel mill in 1994, serving in several engineering and operational roles in the melt shop during the company's first five years of operations. He was the manager of the Butler Flat Roll Division's hot strip mill and later the cold rolling and coating facilities from 2000 to 2007. Mr. Schneider then held the position of General Manager for the Engineered Bar Products Division from 2007 to 2014. Mr. Schneider earned a bachelor's degree in mechanical engineering and a Master of Science in engineering management from Rose-Hulman Institute of Technology.

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Director Compensation

              The following table presents the total compensation for each person who served as a non-employee member of the Board during 2018. Other than as set forth in the table, and described more fully below, we did not pay any other compensation or make any equity or non-equity awards to any of the non-employee members of the Board. Mr. Millett, who is our Chief Executive Officer, received no compensation for his service as a member of the Board and, consequently, is not included in this table. The compensation received by Mr. Millett as a current employee of the Company is presented in the 2018 Summary Compensation Table.

Cash Compensation

              For 2018, the standard cash compensation retainer for the non-employee members of the Board, as well as any additional cash received for respective committee participation, were as follows:

	Annual Retainers	Committee Chair	Committee Member

Non-employee Director	$100,000
Lead Independent Director	140,000
Non-Executive Chairman of the Board	250,000
Audit Committee		$25,000	$12,000
Compensation Committee		20,000	7,500
Corporate Governance and Nominating Committee		15,000	7,500

              Non-employee members of the Board may elect to defer up to 100% of their annual cash retainer relating to their Board service, in increments of 10%, in the form of additional deferred stock units ("DSU"), as further described below under "Equity Compensation". The actual number of DSUs is determined by dividing the dollar amount of the board service cash retainer amount that is the subject of the election by the closing price of the Company's common stock at the close of business on the last business day preceding the date of the elected cash retainer payment. This deferral election must be made prior to December 31st of the calendar year preceding the year for which the deferral election is made. The director is required to elect, in advance, the desired deferral period, specifically, for a period of either one year, or the earlier to occur of five years or one year following his or her retirement from the Board.

Equity Compensation

              Non-employee members of the Board also receive an annual equity award, in the form of DSUs. In 2018, these director DSU awards each had a grant date fair value of $130,001. The grant is made annually, as of June 1, and the number of DSUs is determined by a formula, set forth in Section 7.6(g) of the Company's 2015 Equity Incentive Plan, under which the equity portion of the annual Board service retainer, which was $130,000 for 2018, is divided by the closing price of the Company's common stock at the close of business on the last business day preceding June 1, to arrive at the specified number of DSUs. Each DSU is a book-entry award expressed in common stock equivalent units and ultimately settled at the end of the deferral period in a like number of shares of the Company's common stock.

              Equity Ownership Policy for Directors

              We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company's common stock equal to at least five times his or her annual cash retainer, currently $100,000, for an aggregate of $500,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within five years of joining the Board. We believe that each of the existing non-employee members of the Board either satisfies, or will satisfy this requirement, on a timely basis.

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2018 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c) (2)	Total (h)

Sheree L. Bargabos	$ 28,000	$ 97,518	$125,518
Keith E. Busse	235,000	130,001	365,001
Frank D. Byrne, M.D.	114,500	130,001	244,501
Kenneth W. Cornew	110,000	130,001	240,001
Traci M. Dolan	127,500	130,001	257,501
Dr. Jürgen Kolb	114,500	130,001	244,501
James C. Marcuccilli	162,000	130,001	292,001
Bradley S. Seaman	117,500	130,001	247,501
Gabriel L. Shaheen	127,000	130,001	257,001
Steven A. Sonnenberg	26,875	97,518	124,393
Richard P. Teets, Jr. (1)	95,000	130,001	225,001

(1)	Mr. Teets received a DSU award for 2,146 shares of the Company's common stock with a grant date fair value of $95,000 in lieu of his annual cash retainer.
(2)

The amounts reported in this column represent the grant date fair value of the DSU awards granted under the Company's 2015 Equity Incentive Plan ("2015 Plan"). The DSU awards with an award value of $130,001 were each for 2,630 shares of the Company's common stock on the basis of the Nasdaq closing market price for the Company's common stock on the last business day prior to June 1, 2018. Additionally, Ms. Bargabos and Mr. Sonnenberg each received a DSU award with an award value of $97,518 for 2,421 shares of the Company's common stock, representing a pro rata portion of the full-year award, on the basis of the Nasdaq closing market price for the Company's common stock on the last business day prior to November 14, 2018. Each 2018 DSU award vested in full on the grant date, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company's common stock on a one-for-one basis.

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Security Ownership of Directors and Executive Officers

              The following table shows how much of the Company's common stock the directors and the Named Executive Officers, and all directors and executive officers, as a group, beneficially owned as of March 18, 2019. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.

	Beneficial Ownership as of March 18, 2019
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*

Named Executive Officers
Mark D. Millett	3,331,347	208,087	3,539,434	1.6%
Theresa E. Wagler	364,346	51,012	415,358	0.2%
Russell B. Rinn	220,459	43,176	263,635	0.1%
Glenn A. Pushis	87,458	17,506	104,964	0.0%
Barry T. Schneider	81,943	17,506	99,449	0.0%
Directors
Sheree L. Bargabos	2,435	—	2,435	0.0%
Keith E. Busse (1)	1,007,668	—	1,007,668	0.5%
Frank D. Byrne, M.D.	69,697	—	69,697	0.0%
Kenneth W. Cornew	11,223	—	11,223	0.0%
Traci M. Dolan	35,456	—	35,456	0.0%
Dr. Jürgen Kolb	36,514	—	36,514	0.0%
James C. Marcuccilli	71,427	—	71,427	0.0%
Bradley S. Seaman	25,241	—	25,241	0.0%
Gabriel L. Shaheen (2)	56,305	—	56,305	0.0%
Steven A. Sonnenberg	2,435	—	2,435	0.0%
Richard P. Teets, Jr. (3)	5,117,646	—	5,117,646	2.3%
Directors and Executive Officers as a Group (18 persons)	10,556,918	354,793	10,911,711	4.9%
†
Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options currently exercisable or exercisable within 60 days covering 354,793 shares with a corresponding increase in the number of outstanding shares from 222,931,285 on the record date to 223,286,078.

(1)
Mr. Busse's ownership includes 5,000 shares held by a custodian for his minor grandchild. Mr. Busse's ownership includes 249,000 shares representing 25% of his total shares held, which are pledged as collateral to secure a loan.

(2)
Mr. Shaheen's ownership includes 3,000 shares held in his retirement plan.

(3)
Mr. Teets' ownership includes 94,089 shares of the Company's common stock owned by Mr. Teets' spouse.

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Security Ownership of Certain Beneficial Owners

              At December 31, 2018, based upon filings with the SEC, and based upon a total of 225,272,174 shares issued and outstanding at that time, the following persons owned more than 5% of the Company's common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Ownership

BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	23,894,257	10.6%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	21,605,144	9.6%
(1)
Share amounts are based on a Schedule 13G/A filed with the SEC on January 31, 2019, reporting beneficial ownership as of December 31, 2018, which indicates that BlackRock, Inc. has sole voting power of 21,904,434 of the shares shown and sole dispositive power of 23,894,257 of the shares shown.

(2)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 11, 2019, reporting beneficial ownership as of December 31, 2018, which indicates that The Vanguard Group has sole voting power of 160,183 of the shares shown, shared voting power of 73,187 of the shares shown, sole dispositive power of 21,377,467 of the shares shown and shared dispositive power of 227,677 of the shares shown.

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Proposal No. 2
Ratification of the Appointment of Independent
Registered Public Accounting Firm as Auditors

              In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm, to conduct our annual audit for the year 2019. Although not legally required, but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with our deliberation of the appointment of an independent registered public accounting firm for 2020.

              Ernst & Young conducted our annual audit for 2018, and representatives of Ernst & Young will be present and will be available at the meeting to respond to questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of
Ernst & Young LLP as our independent registered public accounting firm for 2019.

Audit and Non-Audit Fees

              The following table presents fees for services rendered by Ernst & Young, as the Company's independent registered public accounting firm, for the years ended December 31, 2017 and 2018.

	2017	2018
Audit Fees	$ 2,250,000	$ 2,585,000
Audit Related Fees	—	—
Tax Fees	39,000	56,000
All Other Fees	—	—

	$ 2,289,000	$ 2,641,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

              Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax, and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance of service.

              Prior to engagement, the Audit Committee will pre-approve the following categories of services.

  ▪
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, accounting consultations on matters addressed during the audit including implementation of new accounting standards, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic

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    reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

  ▪
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax advisory and compliance fees (including assistance with tax audits and appeals, tax compliance related to tax returns, tax advice relating to mergers and acquisitions, indirect tax matters, due diligence assistance regarding tax matters, and transfer pricing studies).

              Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to the Chair of the Audit Committee.

Report of the Audit Committee

              The Audit Committee operates under a written Charter that is available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance." The Audit Committee is comprised of five non-employee independent directors, each of whom met the definition of "audit committee financial expert."

              The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, and is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance. In carrying out its oversight responsibilities, the Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm, legal counsel, and other advisors. While the Audit Committee's specific responsibilities are also summarized in this Proxy Statement under "Governance of the Company — The Audit Committee," the Audit Committee, among its other responsibilities, oversees:

  ▪
  The integrity of our financial statements, our accounting and financial reporting processes, and our systems of internal control over financial reporting and safeguarding of our assets;

  ▪
  Our compliance with legal and regulatory requirements;

  ▪
  The performance of our internal auditors and internal audit functions; and

  ▪
  Our guidelines and policies with respect to risk assessment and risk management.

Roles and Responsibilities

              Management, our independent registered public accounting firm, and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control.

              Our independent registered public accounting firm, Ernst & Young is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with generally accepted accounting principles in the United States. In addition, Ernst & Young is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

Oversight and Assessment of the Independent Auditors

              The Audit Committee selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the

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independent auditors' fees. The Audit Committee approved the selection and engaged the services of Ernst & Young as our independent auditing firm for the Company's fiscal year ended December 31, 2018, after employing its annual quality and review process described below.

              In 2018, the Audit Committee, with assistance from management, conducted a formal performance appraisal of Ernst & Young, soliciting the opinions of the Audit Committee, internal audit, executive management and other relevant Company employees. In determining whether to appoint Ernst & Young as Steel Dynamics' independent auditor for 2019, the Audit Committee took into consideration a number of factors, including the frankness and quality of the Audit Committee's ongoing discussions with our auditor, the auditor's independence, and the assessment of the professional qualifications and past performance of both Ernst & Young as a whole and the Lead Audit Partner. The results assessed Ernst & Young's performance to have met all expectations. In that regard, the Audit Committee recommends engaging Ernst & Young as our independent auditing firm for the Company's fiscal year ending December 31, 2019.

Required Disclosures and Discussions

              In connection with the December 31, 2018 audited consolidated financial statements, the Audit Committee:

  ▪
  Met with Ernst & Young eight times with management present and four times without management present.

  ▪
  Discussed with the Company's independent auditors, Ernst & Young, the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) ("PCAOB"), now codified as AS No. 1301, as well as Auditing Standard No. 18 (Related Parties).

  ▪
  Received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the auditors their independence.

  ▪
  Reviewed and discussed with management and with Ernst & Young management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting.

  ▪
  Discussed whether the provision of services by Ernst & Young and the fees paid to them for services not related to the audit of the financial statements referred to above, is compatible with maintaining Ernst & Young's independence.

Recommendation to Include the Financial Statements in the Annual Report

              Based upon the Audit Committee's discussions with management and our independent registered public accounting firm, and the Audit Committee's review of the audited financial statements and the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Audit Committee:

Traci M. Dolan, Chair
Sheree L. Bargabos, Member
Frank D. Byrne, M.D., Member
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member
Gabriel L. Shaheen, Member

March 27, 2019

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EXECUTIVE COMPENSATION AND RELATED INFORMATION Compensation Discussion and Analysis

              This Compensation Discussion and Analysis ("CD&A") provides a detailed description of our compensation program for our Named Executive Officers (our "NEOs"). It also provides an overview of our executive compensation philosophy, policies and practices, which are designed to achieve our financial, operational and strategic business objectives. For 2018, our NEO's were:

Name	Position
Mr. Millett	President and Chief Executive Officer
Ms. Wagler	Executive Vice President and Chief Financial Officer
Mr. Rinn	Executive Vice President for Metals Recycling
Mr. Pushis	Senior Vice President, Long Products Steel Group
(Beginning February 2019, Senior Vice President, Special Projects)
Mr. Schneider	Senior Vice President, Flat Roll Steel Group

Executive Summary

2018 Business Achievements

              We achieved record financial and operating results during 2018. The domestic steel industry benefited from a steady improvement in underlying steel consumption, based on strength from the automotive, construction and energy sectors. Increased steel consumption, coupled with generally lower finished steel imports, created a strong market environment. Additionally, the acquisition of Heartland will further add to our product diversification and increase our value-added steel production capabilities.

              We recorded numerous achievements during 2018, including the following:

  ▪
  Record sales of $11.8 billion;

  ▪
  Record operating income of $1.7 billion;

  ▪
  Record steel and fabrication shipments;

  ▪
  Record net income of $1.3 billion and EBITDA of 2.0 billion2;

  ▪
  Record annual cash flow from operations of $1.4 billion; and

  ▪
  Record end-of-year liquidity of $2.2 billion, even after reinvesting in our facilities, increasing annual 2018 cash dividends by 21% and completing share repurchases of $524 million.

              As demonstrated, we believe that our business model and unique operating culture generate strong cash flow through all market cycles — based on the low, highly-variable cost structure of our operations and our highly diversified, value-added product offerings. The strength of our through-cycle cash generation, coupled with a strong credit and capital structure profile provides great opportunity for continued organic and inorganic growth. We are squarely focused on the continuation of sustainable, optimized value creation.

Results of 2018 Say-on-Pay Vote

              At our 2018 Annual Meeting of Stockholders, we conducted a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a "say-on-pay" vote. Our stockholders approved the compensation with 97% of the votes cast on the proposal voted in favor of our executive compensation program.

2 2018 EBITDA is calculated as $1,256 million of net income, $364 million of income tax expense, $104 million of net interest expense, $283 million of depreciation, $28 million of amortization and $3 million of non-controlling interests.

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              Consistent with the recommendation of the Board and the preference of our stockholders, as expressed at the 2017 Annual Meeting, to hold advisory say-on-pay votes on the compensation of our NEOs on an annual basis, the Board has decided to continue this policy. Accordingly, following this Annual Meeting (to which this Proxy Statement relates), which will include this year's (2019) annual advisory say-on-pay vote, the next advisory say-on-pay vote will take place in 2020. The next say-on-frequency vote will take place in 2023.

              As the Compensation Committee evaluated our executive compensation policies and practices throughout 2018, it was mindful of the strong support our stockholders expressed for our compensation philosophy and approach to "pay-for-performance" by linking the incentive compensation opportunities of our NEOs to a combination of short-term overall profitability and long-term incentives linked to a number of performance-based measures compared to our steel sector competitors. As a result, the Compensation Committee has retained the program's emphasis on both short-term annual incentives that reward our NEOs when we meet certain profitability hurdles and long-term performance-based incentive compensation opportunities that promote the creation of sustainable long-term value for our stockholders.

2018 Executive Compensation Actions

              For 2018, the Compensation Committee took the following compensation actions (each described in more detail below):

  ▪
  Increased Mr. Millett's annual base salary by 21% to $1,250,000 and increased the annual base salaries of the other NEOs by an average of 9%;

  ▪
  Based on our 2018 record profitability, approved the Annual Plan's formula-based compensation award for Mr. Millett equal to the maximum Plan award of 350% of his annual base salary, and likewise approved annual incentive compensation awards for our other NEOs ranging from 300% to 350% of their annual base salaries;

  ▪
  Approved three-year performance share awards (from 2018 to 2020) under our Long-Term Incentive Program ("LTIP") for Mr. Millett, having a target grant date fair value of $1,875,000, and for our other NEOs, having target grant date fair values ranging from $475,000 to $645,000;

  ▪
  Approved ten-year stock appreciation right awards under our Stock Appreciation Right ("SAR") Program for Mr. Millett, having a grant date fair value of $2,459,584, and for our other NEOs, having grant date fair values ranging from $199,426 to $398,852; and

  ▪
  As part of our company-wide annual Restricted Stock Unit ("RSU") award program for substantially all employees, including our NEOs, approved an RSU award to Mr. Millett with a grant date fair value of $87,004, and RSU awards to our other NEOs with grant date fair values ranging from $50,224 to $69,619.

Compensation Philosophy and Objectives

              Our executive compensation program reflects a continuation of the team-oriented entrepreneurial culture upon which the Company was founded and that has contributed to our success. While the type of executive we seek to attract and retain might have the opportunity to work elsewhere at a higher guaranteed base wage, nonetheless, we believe that he or she will want to work for us because of the opportunity to earn a higher multiple of that guaranteed base wage in years in which his or her efforts have contributed to a substantially more profitable year for the Company, its employees and its stockholders. Fundamental to this philosophy is the recognition of the central role that teamwork, collaboration and transparency plays in the achievement of this kind of consistent superior financial and operational performance, under all market conditions, both at the executive and plant levels. This philosophy is, in fact, reflected at every level of the Company, from the employee on the plant floor to the corporate and divisional executive management team.

              This philosophy drives the following compensation design principles:

  ▪
  base salary is fixed, payable in cash, and generally set at or below the median of the competitive market, yet, when combined with the potential from our highly-leveraged annual incentive

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    compensation, aspires to be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  ▪
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee from time to time and designed to initially provide a minimum return to stockholders, with annual incentive compensation awards dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  ▪
  long-term incentive compensation should be predominantly performance-based, with the amounts earned measured by how our executives have performed relative to our steel sector competitors over a multi-year period, based on pre-established key financial and operational measures;

  ▪
  total direct compensation across all market conditions should be market competitive when Company performance so merits, but below market norms when that performance lags; and

  ▪
  rewards for exemplary individual effort and performance over time should generally be expressed through annual increases in the level of base salary.

              The following charts illustrate the 2018 target total direct compensation mix of our Chief Executive Officer and the average for other NEOs as approved by the Compensation Committee:

CEO Target Compensation % of target performance based = 83%	Average Other NEOs Target Compensation % of target performance based = 74%

Pay for Performance

              As previously noted, both our annual incentive compensation award opportunities and our long-term incentive compensation award opportunities have a common and intentional "pay-for-performance" design.

              Each program rewards one or more elements important to the short-term or long-term interests of the Company and its stockholders.

              Annual Incentive Compensation Award Opportunities

              Pursuant to our 2018 Executive Incentive Compensation Plan, which we refer to as our "Annual Plan", the annual incentive compensation award opportunities for those officers identified under the Annual Plan as "corporate executive officers," including our Chief Executive Officer and our Chief Financial Officer, are based on Company-wide profitability in excess of a pre-established minimum percentage return of stockholders' equity. The annual incentive compensation award opportunities of those officers identified under the Annual Plan as "divisional executive officers," with both Company-wide and business unit responsibilities, are based in part on Company-wide profitability and in part on the profitability of the division or business units that they manage, in excess of a pre-established hurdle rate of return on assets deployed to that division or business unit. We have

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selected these measures as the primary performance measures for determining the annual incentive compensation awards under the Annual Plan because we deem them to be both objective and clearly aligned with driving long-term stockholder value creation. There is a strong relationship between our profits-oriented financial performance under the Annual Plan, as illustrated by our net income (excluding non-cash impairment charges), and our Chief Executive Officer's annual incentive compensation award under the Annual Plan, over the last five years:

CEO Annual Incentive Compensation Plan Awards

              Long-Term Incentive Compensation Award Opportunities

              The long-term incentive compensation award opportunities granted to the designated executive officers under our existing Long-Term Incentive Compensation Plan, which we refer to as the "LTIP," are based on Company-wide operating performance over a long-term (three-year) measurement period, measured on the basis of four financial and operating measures selected annually by the Compensation Committee (for the 2018 Awards: revenue growth, operating margin, cash flow from operations as a percentage of revenue and after-tax return on equity), compared to the same performance measures of a pre-established group of steel sector competitors. We have selected these performance measures for determining the amount of the awards earned because we believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry. The relationship between the average of the Company's rankings

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(1 being the best) against the steel sector competitors on the four financial and operating measures under the LTIP and the percentage of the maximum shares earned under the LTIP, is illustrated below:

CEO Long-Term Incentive Compensation Plan Awards

              Based on the Company's record performance, both in absolute terms and in comparison to the company's steel industry peers in 2018, our Chief Executive Officer received maximum payouts under our performance-based annual and long-term incentive plans, resulting in total direct compensation of $10,116,690. Even then, his compensation is only at the 25th percentile of the chief executive officers of the companies included in our compensation peer group, based on their prior year 2017 compensation disclosure.

Administration of Executive Compensation Program

Role of the Compensation Committee

              The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including our other Named Executive Officers; evaluates and establishes the compensation for the non-employee members of the Board; and reviews and approves all cash and equity-based incentive plans and awards under such plans.

              The Compensation Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2018, the Compensation Committee held four meetings. From time to time, the Compensation Committee may invite our Chief Executive Officer, our Board Chair or other executive officers to attend and to participate in portions of its meetings, but only Compensation Committee members are present during compensation-related decision-making.

Role of Our Chief Executive Officer

              Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

              Our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities, and long-term incentive awards of our executive officers, including our Named

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Executive Officers who report directly to him. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.

              The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary, as well as his self-assessment of his performance for the year under review. The Compensation Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance and inputs from all other directors, and exercises its judgment as to whether, and to what extent, to adjust his compensation levels and whether to adjust the compensation levels of any of our executive officers.

Role of Compensation Consultant

              The Compensation Committee has authority to engage the services of one or more compensation consultants or other advisors, at the Company's expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2018, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.

              Compensia reports directly to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chairperson and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Rules, and concluded that Compensia meets all applicable independence criteria, and that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.

              During 2018, the Company engaged Pearl Meyer, a national compensation consulting firm, to assist in determining the appropriateness of our compensation peer group, analyze the compensation for our named executive officers and evaluate the compensation of our named executive officers against our compensation peer group and the broader market. Compensia reviews and provides input on Pearl Meyer's work before it is delivered to the Compensation Committee.

Use of Competitive Data

              To monitor the competitiveness of our executive officers' compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. This compensation peer group is composed of a cross-section of direct steel competitors as well as companies in related industrial or basic materials sectors. During 2018, the Compensation Committee revisited and, after review and deliberation, decided to maintain the existing peer group comprised of the metals and industrial companies listed below. The Compensation Committee used the following compensation peer group as a reference in the course of its compensation deliberations in 2018:

Peer Group Companies
AGCO Corporation	Fluor Corporation	Nucor Corporation
AK Steel Holding Corporation	Masco Corporation	Oshkosh Corporation
Commercial Metals Company	Navistar International Corporation	Reliance Steel & Aluminum Co.
Dover Corporation	Newmont Mining Corporation	United States Steel Corporation
Flowserve Corporation

              We do not believe that it is appropriate to make compensation decisions based strictly upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee believes, however, that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace to attract and retain executive talent. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation program. Peer group information is only one of a number of factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

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Summary of the Executive Compensation Program Components

              The following describes each component of our executive compensation program and how compensation amounts were determined for our NEOs for 2018.

Base Salary

              We seek to orient compensation significantly toward substantial "at-risk" incentive compensation, consistent with the Compensation Committee's approved risk-assessment review of the Company's compensation plans. Consistent with this approach, we use base salaries to provide an essential level of compensation we believe to be necessary to recruit and retain the type of entrepreneurial executives we seek to attract, and who are willing to accept such base-level compensation in challenging market conditions, even in situations in which their individual and collective efforts and performance has been outstanding.

              The Compensation Committee, in the course of its annual performance review process, considers each executive officer's position, responsibilities and duties, as well as his or her experience, qualifications, unique value, and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee's analyses of the base salary levels for executives in comparable positions in the competitive marketplace, prepared by its compensation consultant or by the Committee itself.

              In February 2018, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration the factors described above as well as the recommendations of our Chief Executive Officer and, exercising its judgment and discretion, increased Mr. Millett's annual base salary by 21%, and increased the annual base salaries of the other NEOs by an average of 9%.

              Base salaries paid to our NEOs for 2018 are set forth in the 2018 Summary Compensation Table following this CD&A.

Annual Incentive Compensation Plan

              Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our NEOs is provided through objectively-determined Company and divisional performance-based incentive compensation awards under the Annual Plan. The Annual Plan has a short-term focus, consistent with our objective of providing annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

              In 2018, our broad group of executive officers, including but not limited to our NEOs (a group of 26 individuals) were eligible to participate in the Annual Plan. Each NEO, based on his or her role and responsibilities, was eligible to participate as one of the two broad categories of officers identified in the Annual Plan — "Corporate Executive Officer" or "Divisional Executive Officer." This determines the amount of the maximum award that he or she is eligible to receive, and the determining factors used to calculate that award.

              The following table highlights the total opportunity, as well as each of the cash and equity components of the Annual Plan, expressed for each NEO, as the minimum and maximum bonus opportunities as a percentage of base salary:

NEO	Total	Corporate Bonus Pool Component	Divisional ROA Bonus Pool Component	Cash Component	Restricted Stock Component

Mr. Millett	0% to 350%	0% to 350%	N/A	0% to 250%	0% to 100%
Ms. Wagler	0% to 350%	0% to 350%	N/A	0% to 250%	0% to 100%
Mr. Rinn	0% to 350%	0% to 175%	0% to 175%	0% to 250%	0% to 100%
Mr. Pushis	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%
Mr. Schneider	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%

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              Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. The number of shares of restricted stock issuable to an executive officer, if any is earned, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company's common stock on the last business day prior to February 1.

              These restricted stock awards vest as to one-third of the shares of the Company's common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

              Award Measures and Calculations

              Corporate Bonus Pool Component

              In the case of the Corporate Executive Officers and other corporate pool participants, their annual incentive compensation award opportunities are based entirely on their participation in the "Bonus Pool" component of the Annual Plan. The size of the Bonus Pool is determined based on Company-wide "Adjusted Net Income", defined below, in excess of a pre-determined threshold return on "Average Stockholders Equity", expressed as a percentage. For 2018, the Compensation Committee established the applicable percentage at 10%. For purposes of the Annual Plan, "Adjusted Net Income" is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses, non-cash asset impairments and charges associated with refinancing activities.

              The Bonus Pool is determined by multiplying our "Adjusted Net Income" for the year in excess of the 10% of Average Stockholders Equity threshold by a percentage amount, which is set annually by the Compensation Committee and for 2018 was kept at 5.5%. The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid, predicated on Company profits and, consequently, operates as a threshold level of performance that must be exceeded before the Bonus Pool (if any) is determined. For 2018, our "Average Stockholders Equity" was $3.7 billion, which was derived by taking the sum of "Total Steel Dynamics, Inc. Equity," as determined by the Company's balance sheet for the month ended December 31, 2017, and for each month during 2018, and then dividing that amount by 13.

              Divisional ROA Bonus Component

              In the case of the Divisional Executive Officers and other operational level pool participants, their incentive compensation award opportunities are based both on a Company-wide performance measure (as determined by the "Bonus Pool" component of the Annual Plan) and on a profitability-based performance measure based upon the profitability of the divisional or business unit under their management, against a calculated return on assets percentage amount referred to as the "Minimum ROA Target".

              For 2018, the Compensation Committee set the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit profitability-based annual incentive compensation award will be paid. The Compensation Committee also set a "Maximum ROA Target," which also varied by business unit (between 20% and 50%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. The primary considerations included in determining the Minimum ROA Targets and Maximum ROA Targets were as follows: the amount of capital assets required to operate and maintain the particular division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve (in both moderate and exceptional market environments); and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.

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              For 2018, the division or business unit's performance was measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the Annual Plan, by dividing the sum of (i) the appropriate entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the Annual Plan, by the "Average Divisional ROA Assets" or "Average Divisional Group ROA Assets".

              2018 Annual Incentive Award Earned

              The Compensation Committee determined that the Bonus Pool maximum of $14.5 million was reached for 2018 requiring payments equal to 100% of each pool participant's maximum annual incentive award opportunity payable out of the Bonus Pool. With respect to the portion of pool participant's incentive compensation award opportunities based on Divisional results, the total payments were $9.3 million. In combination, $23.9 million in performance-based compensation was awarded to the 26 pool participants, of which Mr. Millett received $4.4 million and the other four NEO's received $7.0 million.

              The following table summarizes the key components of the 2018 annual incentive awards earned by our NEOs:

NEO	Corporate Bonus Pool- Actual % of Base Salary	Divisional Results- Actual % of Base Salary	Targeted % of Base Salary	Actual % of Base Salary	% of maximum incentive award opportunity	% of Actual Base Salary Paid in Cash	% of Actual Base Salary Paid in Restricted Stock

Mr. Millett	350%	N/A	175%	350%	100%	250%	100%
Ms. Wagler	350%	N/A	175%	350%	100%	250%	100%
Mr. Rinn	175%	170%	175%	345%	99%	250%	95%
Mr. Pushis	120%	180%	150%	300%	100%	200%	100%
Mr. Schneider	120%	180%	150%	300%	100%	200%	100%

              Further information about the annual incentive compensation awards paid to our NEOs for 2018 are set forth in the 2018 Summary Compensation Table following this CD&A.

Long-Term Incentive Compensation Plan

              Consistent with our pay-for-performance compensation philosophy, the LTIP, adopted pursuant to the 2015 Equity Incentive Plan, provides long-term incentive compensation opportunities to our NEOs based on our relative financial performance compared against our steel sector competitors. During 2018, each of our NEOs was eligible to participate in the LTIP. The Compensation Committee considers the award opportunities for executives in comparable positions in our peer group when determining annual LTIP awards to grant.

              2018 Award Measures and Calculations

              For purposes of the 2018 LTIP awards (the "2018 Awards"), the Compensation Committee established four performance measures, to be weighted equally (25% each) to be used throughout the performance periods. As previously noted, the Compensation Committee has selected these performance measures for determining the amount of the awards earned because they believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry. Additionally, the Compensation Committee selected the steel sector competitors which consisted of AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation. These companies were selected because the Compensation Committee determined that they best represent the principal companies within our industry with which we compete for business.

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              The performance measures selected for the 2018 Awards were as follows:

Performance Measures	Calculation

Revenue Growth	Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period
Operating Margin	Total operating income for the performance period divided by total revenue for the performance period
Cash Flow from Operations as a Percentage of Revenue	Total cash flow from operations for the performance period divided by total revenue for the performance period
After-Tax Return on Equity	Total net income for the performance period divided by total quarterly average equity for the performance period

              The amount of a NEO's maximum award is to be determined by the Compensation Committee, based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). This value is then converted into a maximum number of shares of the Company's common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.

              In the case of the 2018 Awards, for each performance measure, the award payout with respect to that measure has a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company's ranking for that measure as compared to the steel sector comparator group:

If the Ranking is	Then the Payout is

1st or 2nd	100%
3rd	60%
4th	40%
5th or 6th	0%

              The performance measures and comparator group were required to be established by the Compensation Committee within the first 90 days of the three-year performance period.

              Any shares of the Company's common stock earned pursuant to the 2018 Awards will vest at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the three-year performance period).

              2018 LTIP Awards Granted

              The 2018 Awards were granted to the NEOs with a three-year performance period (2018 to 2020) with targeted multiples of annual base salary, a targeted number of shares of the Company's common stock, targeted award values, a maximum number of shares of the Company's common stock that could be earned, and maximum award values that could be earned as summarized in the following table:

NEO	Number of Years in Performance Period	Targeted Multiple of Annual Base Salary	Target Number of Shares	Target Award Value	Maximum Number of Shares	Maximum Award Value
Mr. Millett	3 years	150%	41,797	$1,875,000	83,594	$3,750,000
Ms. Wagler	3 years	100%	14,379	645,000	28,757	1,290,000
Mr. Rinn	3 years	100%	12,261	550,000	24,521	1,100,000
Mr. Pushis	3 years	100%	10,589	475,000	21,177	950,000
Mr. Schneider	3 years	100%	10,589	475,000	21,177	950,000

              Further information about the 2018 Awards is set forth in the 2018 Summary Compensation Table and the 2018 Grants of Plan-Based Awards Table, following this CD&A.

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              LTIP Awards Earned

              2016 LTIP Awards

              The following chart illustrates our performance with respect to each of the applicable measures versus the steel sector competitors under the 2016 LTIP award earned for the initial three-year performance period ended December 31, 2018:

LTIP Performance Metrics

              The number of shares of the Company's common stock earned with respect to the 2016 Awards that were eligible to be earned for the three-year performance period from 2016 to 2018, was determined in February 2019. As a result of the Company's performance in each of the four areas of performance measured relative to the performance of the five steel sector competitors (AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation), as shown in the table below, the award payout was calculated to be 100% of the maximum potential number of shares granted. This resulted in 170,609 shares of the Company's common stock being earned by Mr. Millett, 65,316 shares earned by Ms. Wagler, 57,433 shares earned by Mr. Rinn, 11,262 shares earned by Mr. Pushis and 10,558 shares earned by Mr. Schneider.

Performance Measure	Ranking (out of 6)	Payout Percentage	Performance Award as a Percentage of Maximum Number of Shares (Maximum of 25% per Performance Measure)
Revenue Growth	1st	100%	25%
Operating Margin	1st	100%	25%
Cash Flow from Operations as a Percentage of Revenue	1st	100%	25%
After-Tax Return on Equity	1st	100%	25%
			100%

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              2017 LTIP Awards

              The number of shares of the Company's common stock earned with respect to the 2017 Awards that were eligible to be earned for the initial two-year performance period from 2017 to 2018 (the transition awards for our Senior Vice Presidents), was determined in February 2019. As a result of the Company's performance in each of the four areas of performance measured relative to the performance of the five steel sector competitors (AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation), as shown in the table below, the award payout was calculated to be 90% of the maximum potential number of shares granted. This resulted in 5,220 shares earned by Mr. Pushis and 5,220 shares earned by Mr. Schneider.

Performance Measure	Ranking (out of 6)	Payout Percentage	Performance Award as a Percentage of Maximum Number of Shares (Maximum of 25% per Performance Measure)
Revenue Growth	3rd	60%	15%
Operating Margin	1st	100%	25%
Cash Flow from Operations as a Percentage of Revenue	1st	100%	25%
After-Tax Return on Equity	1st	100%	25%
			90%

              Outstanding LTIP Awards

              The 2017 Award with the three-year performance period (2017 to 2019) remains outstanding, with the number of shares of the Company's common stock, if any, to be earned with respect to the award to be determined in March 2020, after the end of the performance period on December 31, 2019. Shares earned, if any, with respect to the 2017 Award will vest as to one-third of the earned shares, at the time the award payout is determined, and as to the remaining two-thirds of the earned shares, in equal installments on the first and second anniversaries of the corresponding award determination date, subject to the continued employment of each NEO. The 2018 Award with the three-year performance period (2018 to 2020) remains outstanding, with the number of shares of the Company's common stock, if any, to be earned with respect to the award to be determined in March 2021, after the end of the performance period on December 31, 2020. Shares earned, if any, with respect to the 2018 Award will vest in full on the determination date in March 2021.

Other Equity Awards

              SARs

              During 2018, the Compensation Committee granted SAR awards to our NEOs as set forth in the table below, further aligning their long-term incentive opportunity with the long-term interests of our stockholders. The Compensation Committee considers award opportunities for the executives in comparable positions in our peer group when determining annual SARs awards to grant.

NEO	Number of SARs	Strike Price	Grant Date Fair Value
Mr. Millett	185,000	$46.79	$2,459,584
Ms. Wagler	30,000	$46.79	398,852
Mr. Rinn	25,000	$46.79	332,376
Mr. Pushis	15,000	$46.79	199,426
Mr. Schneider	15,000	$46.79	199,426

              The SARs have a ten year term and a three year graduated vesting schedule, such that, one-third of shares of the Company's common stock subject to the awards will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments, contingent upon each NEO's continued employment with the Company on the applicable vesting date. The exercise price of the SARs was equal to 100% of the fair market value of the shares of the Company's common stock on the grant date. When exercised, the exercise price of the SAR may be paid for by the recipient either in shares of the Company's common stock, in cash or a combination thereof, following which, the Company

STEEL DYNAMICS, INC.    2019 Proxy Statement    46

will pay the recipient an amount at settlement only in cash, subject to mandatory tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs.

              Further information about these awards is set forth in the 2018 Summary Compensation Table and the 2018 Grants of Plan-Based Awards Table, following this CD&A.

              RSUs

              The Company, since its inception, has provided regular equity-based awards, currently in the form of an RSU award for shares of the Company's common stock, at prescribed award levels, to all full-time, non-union, U.S. employees, including our NEOs. These RSU awards are granted on November 21st of each year, using the closing market price of the Company's common stock on the last business day prior to that date. Eligible employees are granted an annual RSU award for shares of the Company's common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant. The 2018 RSU Awards granted to our NEOs are set forth in the following table:

NEO	Number of RSUs	Grant Date Fair Value
Mr. Millett	2,292	$87,004
Ms. Wagler	1,834	66,941
Mr. Rinn	1,834	69,619
Mr. Pushis	1,376	50,224
Mr. Schneider	1,376	50,224

              Further information about these awards is set forth in the 2018 Summary Compensation Table and the 2018 Grants of Plan-Based Awards Table following this CD&A.

Other Programs and Policies

Welfare, Health and Other Benefits; Perquisites and Other Personal Benefits

              The welfare and health benefits received by our NEOs are provided on the same general terms as to all of our full-time employees. In 2018, the Company paid the premiums associated with term life insurance for Mr. Millett with a benefit amount equal to $900,000. Perquisites or other personal benefits are not a significant component of our executive compensation program.

Profit-Sharing and Retirement Savings Plan

              We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including our NEOs, which is a "qualified plan" for federal income tax purposes. For 2018, under the plan, we allocated to eligible plan participants $139 million which was based on 8% of our consolidated pre-tax income, excluding noncontrolling interests and other items (the "profit-sharing pool"). The profit-sharing pool is used to fund the plan, which includes a separate cash profit sharing allocation that may be paid to employees in March of the following year. For 2018, the amounts allocated to each of our NEOs, based on the profit-sharing pool and the cash profit sharing allocation was $59,993.

              Additionally, we match employee contributions with a minimum match of 10% and a maximum match of 50% based on a return on asset calculation. For 2018, the amounts for our NEOs based upon the Company's average matching percentage during the year of 35% of his or her individual contributions, ranged from $5,577 to $7,516, including a matching contribution of $5,673 to our Chief Executive Officer, Mr. Millett.

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Post-Employment Compensation

              Unrelated to Change in Control

              Even though we do not have written employment agreements with our NEOs, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual's employment term, at his or her then-current annual base salary, would be deemed to have been extended for one additional calendar year.

              Under this policy, employment is "at will" and we may terminate the employment of a NEO or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual's term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor delivery of a notice of non-renewal occurs by October 1, that individual's term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, our NEO may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.

              Related to Change in Control

              The Company adopted a "double trigger" Change in Control Protection Plan (the "CIC Plan"), applicable only to our designated NEOs, which provides for specified payments and benefits to our NEOs in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the executive officer, within the period of six months prior to or 24 months following the change in control of the Company. For purposes of the CIC Plan, the terms "change in control," "cause," and "good reason" are defined in the plan.

              The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our stockholders by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition, and provide incentives for them to remain with the Company during periods of uncertainty.

              For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to our NEOs under the CIC Plan, see "Potential Payments Upon Termination or Change in Control" below.

Compensation Recovery Policy

              We have adopted a Compensation Recovery Policy that provides that in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct by an executive officer, or any other material misstatement, and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon the misstated financial results, the Company, after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive-based compensation actually awarded, paid or payable to

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the executive officer and the amount that would have been awarded, paid or payable to the executive officer had the financial results been appropriately reported.

              This policy (a) applies to any executive officer, including any NEO, covered by and eligible to receive bonus or incentive-based compensation under any Company plan or program that awards such compensation based, in whole or in part, on Company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.

Equity Ownership Policy for our Executive Officers

              We maintain an equity ownership policy for our executive officers. Under this policy, they are required to own and hold shares of the Company's common stock with a fair market value as follows:

Named Executive Officer	Requirement
Chief Executive Officer	No less than five times base salary
Chief Financial Officer	No less than three times base salary
Executive Vice President	No less than two and one half times base salary
Senior Vice Presidents	No less than two times base salary

              The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming an executive officer. As of December 31, 2018, each of our NEOs had met his or her specific ownership level.

Hedging and Pledging of Company Securities

              Directors and NEOs may neither engage in any short-term trading in or short-selling of shares of the Company's common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company's common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company's common stock. Our policy also prohibits the acquisition or maintenance of the Company's shares in a brokerage margin account. Subject to a limited exception, however, set forth in the Policy, including a requirement for pre-approval by the Audit Committee and subject to strict guidelines, our policy also prohibits the use of Company shares as collateral to secure a loan. The guidelines include a maximum limit on the number of pledged shares, a required demonstration of the pledgor's ability to retire the loan without the need to liquidate the pledged shares and other limitations.

Tax and Accounting Considerations

Deductibility of Executive Compensation

              The Company's federal income tax deduction for compensation paid to our chief executive officer, chief financial officer and our additional executive officers whose compensation is required to be disclosed to our stockholders under the Securities Exchange Act of 1934 (the "covered employees") are limited to $1.0 million per taxable year for each such officer, as a result of the Tax Cuts and Jobs Act of 2017 (the "Act"), subject only to a very limited exception for certain performance-based compensation granted prior to January 1, 2018 that qualifies under narrow grandfather rules under the terms of the Act. Although loss of deductibility for such excess compensation results in an increased cost to the Company, the Compensation Committee believes, and believes that our stockholders support the philosophy, that performance-based compensation best aligns our executives with long-term stockholder interests, and that such performance-based compensation should be paid, even if non-deductible. This has guided the Company's compensation system from the very inception and is predicated on the notion that employees will deliver maximum effort and achieve exemplary results when motivated by a compensation system that establishes goals and rewards outstanding performance when such goals are achieved, as measured by objective criteria.

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Accounting for Stock-Based Compensation

              We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.

Report of the Compensation Committee

              The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Gabriel L. Shaheen, Chair
Kenneth W. Cornew, Member
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member
Bradley S. Seaman, Member

March 27, 2019

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COMPENSATION
TABLES

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2018 Summary Compensation Table

              The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards(1) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	All Other Compensation(4) (i)	Totals(5) (j)

Mark D. Millett	2018	$1,250,000	$3,212,028	$2,459,584	$3,125,000	$70,078	$10,116,690
President and Chief Executive	2017	$1,035,000	4,062,647	1,107,154	2,587,500	45,756	8,838,057
Officer	2016	1,010,000	2,609,140	383,040	2,525,000	36,002	6,563,182

Theresa E. Wagler	2018	645,000	1,356,950	398,852	1,612,500	66,022	4,079,324
Executive Vice President	2017	610,000	1,606,995	332,146	1,525,000	41,244	4,115,385
and Chief Financial Officer	2016	580,000	1,227,305	109,440	1,450,000	31,769	3,398,514

Russell B. Rinn	2018	550,000	1,140,770	332,376	1,375,000	67,943	3,466,089
Executive Vice President	2017	530,000	1,101,835	276,788	1,325,000	42,608	3,276,231
for Metals Recycling	2016	510,000	767,169	95,760	1,275,000	32,394	2,680,323

Glenn A. Pushis	2018	475,000	1,000,235	199,426	950,000	67,805	2,692,466
Senior Vice President	2017	420,000	965,332	166,073	840,000	42,922	2,434,327
Long Products Steel Group	2016	393,750	403,487	—	787,500	32,388	1,617,125

Barry T. Schneider	2018	475,000	1,000,235	199,426	950,000	66,003	2,690,664
Senior Vice President	2017	420,000	965,332	166,073	840,000	85,727	2,477,132
Flat Roll Steel Group	2016	363,750	379,149	—	727,500	31,623	1,502,022

  (1)
  The amounts reported in this column for 2018 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2018 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $3,750,000 in the case of Mr. Millett, $1,290,000 in the case of Ms. Wagler, $1,100,000 in the case of Mr. Rinn, $950,000 in the case of Mr. Pushis and $950,000 in the case of Mr. Schneider. The amounts reported in this column for 2017 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, including a 2017 one-time RSU grant of $1.4 million to Mr. Millett and a one-time RSU grant of $330,000 to Ms. Wagler, excluding the effect of estimated forfeitures. The amounts reported for the 2017 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $3,105,000 in the case of Mr. Millett, $1,220,000 in the case of Ms. Wagler, $1,060,000 in the case of Mr. Rinn and $210,000 to $420,000 in the case of Mr. Pushis and Mr. Schneider. The amounts reported in this column for 2016 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2016 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $3,030,000 in the case of Mr. Millett, $1,160,000 in the case of Ms. Wagler, $1,020,000 in the case of Mr. Rinn, $200,000 in the case of Mr. Pushis and $187,500 in the case of Mr. Schneider. Our methodology and rationale for the incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan and Long-Term Incentive Compensation Plan and Other Equity Awards sections of the CD&A. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2019.

  (2)
  The amounts reported in this column represent the grant date fair values of the SAR awards. For 2018, we estimated the fair value of the SARs awards on the date of grant using the Black-Scholes option valuation model assuming an estimated life of 6.5 years, a risk-free interest rate of 2.8%, a dividend yield of 1.3% and an expected volatility of 27%.

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  (3)
  The amounts reported in this column include the amounts paid to our NEOs under the Annual Plan. The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan section of the CD&A.

  (4)
  The amounts reported in this column for 2018 include insurance premiums of $3,978 for Mr. Millett and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March 2019 for services performed during the previous fiscal year.

  (5)
  Column (d), Bonus, and column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, have been omitted, as none of our NEOs received any such compensation during any of the covered fiscal years.

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2018 Grants of Plan-Based Awards Table

              The following table presents, for each of our NEOs, information concerning each plan-based award of cash or equity made during 2018. This information supplements the information about these awards, set forth in the Summary Compensation Table.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards

Name (a)	Award Type	Grant Date (b)	Threshold ($) (c)	Target ($) (1) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (2) (g)	Maximum (#) (h)	All Other Stock Awards: Number of shares of stock or units (i)	All other option awards: number of securities underlying options (#) (j)	Exercise or base price of option awards ($/sh) (k)	Grant Date Fair Value of Stock Awards (l) (3)

Mark D. Millett	Annual Plan		$—	$2,187,500	$4,375,000
	Profit Sharing			29,783
	LTIP	02/15/2018				—	41,797	83,594				$1,875,000
	SARS	02/15/2018								185,000	$46.79	2,459,584
	Annual RSU	11/21/2018							2,292			87,004

Theresa E. Wagler	Annual Plan		—	1,128,750	2,257,500
	Profit Sharing			29,705
	LTIP	02/15/2018				—	14,379	28,757				645,000
	SARS	02/15/2018								30,000	$46.79	398,852
	Annual RSU	11/21/2018							1,834			66,941

Russell B. Rinn	Annual Plan		—	962,500	1,925,000
	Profit Sharing			31,626
	LTIP	02/15/2018				—	12,261	24,521				550,000
	SARS	02/15/2018								25,000	$46.79	332,376
	Annual RSU	11/21/2018							1,834			69,619

Glenn A. Pushis	Annual Plan		—	712,500	1,425,000
	Profit Sharing			31,488
	LTIP	02/15/2018				—	10,589	21,177				475,000
	SARS	02/15/2018								15,000	$46.79	199,426
	Annual RSU	11/21/2018							1,376			50,224

Barry T. Schneider	Annual Plan		—	712,500	1,425,000
	Profit Sharing			29,686
	LTIP	02/15/2018				—	10,589	21,177				475,000
	SARS	02/15/2018								15,000	$46.79	199,426
	Annual RSU	11/21/2018							1,376			50,224

  (1)
  The amounts reported in this column reflect the target annual incentive compensation for 2018 pursuant to the Annual Plan which are not awarded or paid until February 2019, as well as the cash portion of the Company's Profit Sharing and Retirement Savings plan. For the Annual Plan, a portion of the actual amount earned during 2018 was paid in cash with the remainder in shares of restricted stock in amounts of $1,250,024 for Mr. Millett, $645,009 for Ms. Wagler, $521,151 for Mr. Rinn, $475,011 for Mr. Pushis and $475,011 for Mr. Schneider.

  (2)
  The amounts reported in this column reflect the targeted long-term incentive compensation granted pursuant to the LTIP in the form of performance share awards for shares of the Company's common stock. The 2018 Awards were granted to all NEOs with a performance period of three years. These shares will vest at the time the award payout is determined in March 2021. The amounts reported in the "Grant Date Fair Value of Stock Awards" column in the same row reflect the grant date fair value of the performance share awards based on the target number of shares.

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  (3)
  The amounts reported in this column represent the grant date fair value of the performance share awards grant pursuant to the LTIP, the grant date fair value of the SARs granted under the 2015 Plan, and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures.

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2018 Outstanding Equity Awards at Fiscal Year-End Table

              The following table presents, for each of our NEOs, information regarding SARs and stock awards held as of December 31, 2018. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share on the last trading day of 2018 (which was $30.04).

	Option Awards					Stock Awards

Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#) (3) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (4) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Mark D. Millett	02/17/16	52,899	3,101	$18.57	02/17/26	02/20/14	32,916	$988,797
	02/17/17	61,113	38,887	37.53	02/17/27	02/18/15	82,914	2,490,737
	02/15/18	—	185,000	46.79	02/15/28	02/17/16	113,739	3,416,720
						02/01/17	9,957	299,108
						02/17/17			42,875	$1,287,965
						02/01/18	15,198	456,548
						02/15/18			41,797	1,255,582
						02/01/19	22,775	684,161

Theresa E. Wagler	02/17/16	15,124	876	18.57	02/17/26	02/20/14	17,187	516,297
	02/17/17	18,340	11,660	37.53	02/17/27	02/18/15	36,851	1,107,004
	02/15/18	—	30,000	46.79	02/15/28	02/17/16	43,544	1,308,062
						02/01/17	5,718	171,769
						02/17/17			16,847	506,084
						11/21/17	10,716	321,909
						02/01/18	8,958	269,098
						02/15/18			14,379	431,945
						11/21/18	1,834	55,093
						02/01/19	11,752	353,030

Russell B. Rinn	02/17/16	13,225	775	18.57	02/17/26	02/20/14	15,972	479,799
	02/17/17	15,283	9,717	37.53	02/17/27	02/18/15	32,831	986,243
	02/15/18	—	25,000	46.79	02/15/28	02/17/16	38,288	1,150,172
						02/01/17	1,860	55,874
						02/17/17			14,637	439,695
						02/01/18	7,374	221,515
						02/15/18			12,261	368,320
						02/01/19	9,495	285,230

Glenn A. Pushis	02/17/17	9,170	5,830	37.53	02/17/27	02/17/16	7,508	225,540
	02/15/18	—	15,000	46.79	02/15/28	02/01/17	2,494	74,920
						02/17/17	3,480	104,539
						02/17/17	6,960	209,078
						02/17/17			5,800	174,232
						11/21/17	1,399	42,026
						02/01/18	5,724	171,949
						02/15/18			10,589	318,094
						11/21/18	1,376	41,335
						02/01/19	8,654	259,966

Barry T. Schneider	02/17/17	9,170	5,830	37.53	02/17/27	02/17/16	7,038	211,422
	02/15/18	—	15,000	46.79	02/15/28	02/01/17	2,316	69,573
						02/17/17	3,480	104,539
						02/17/17	6,960	209,078
						02/17/17			5,800	174,232
						11/21/17	1,399	42,026
						02/01/18	5,724	171,949
						02/15/18			10,589	318,094
						11/21/18	1,376	41,335
						02/01/19	8,654	259,966

(1)
The amounts reported in this column reflect the number of shares of the Company's common stock exercisable under the SARs program.

(2)
The amounts reported in this column reflect the number of shares of the Company's common stock unexercisable under the SARs program.

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(3)
The amounts reported in this column awarded on February 20, 2014 reflects the number of shares of restricted stock awarded for 2014 pursuant to the LTIP which half of the shares of the Company's common stock remain subject to a vesting requirement of two months. The amounts reported in this column awarded on February 18, 2015 reflects the number of shares of restricted stock awarded for 2015 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of two months and half of the shares of the Company's common stock remain subject to a vesting requirement of one year. The amounts reported in this column awarded on February 17, 2016 reflects the number of shares of restricted stock awarded for 2016 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock remain subject to a vesting requirement of two years. The amounts reported in this column awarded on February 1, 2017 reflect the number of shares of restricted stock awarded for 2016 pursuant to the Annual Plan of which the shares of the Company's common stock remain subject to a vesting requirement of one month. The amounts reported in this column awarded on February 17, 2017 reflects the number of shares of restricted stock awarded for 2017 pursuant to the LTIP. The amount listed first on this date reflects shares of which half of the shares of the Company's common stock remain subject to a vesting requirement of two months and half of the shares of the Company's common stock remain subject to a vesting requirement of one year. The amount listed second on this date reflects shares of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock remain subject to a vesting requirement of two years. The amounts reported in this column awarded on November 21, 2017 reflect the number of RSU awards for 2017 pursuant to the 2015 Plan which remain subject to a one-year vesting requirement. The amounts reported in this column awarded on February 1, 2018 reflect the number of shares of restricted stock awarded for 2017 pursuant to the Annual Plan of which half of the shares of the Company's common stock remain subject to a vesting requirement of one month and half of the shares of the Company's common stock which remain subject to a vesting requirement of one year. The amounts reported in this column awarded on November 21, 2018 reflect the number of RSU awards for 2018 pursuant to the 2015 Plan which remain subject to a two-year vesting requirement. The amounts reported in this column awarded on February 1, 2019 reflect the number of shares of restricted stock awarded for 2018 pursuant to the Annual Plan of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock which remain subject to a vesting requirement of two years.

(4)
The amounts reported in this column reflect the target number of shares pursuant to the LTIP for the 2017 and 2018 Awards with initial performance periods of three years.

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2018 Option Exercises and Stock Vested Table

              The following table presents, for each of our NEOs, the number of shares of the Company's common stock and the corresponding value realized during 2018 with respect to restricted stock awards that vested, during the year. No SARs were exercised during 2018.

	Stock Awards

Name (a)	Number of Shares Acquired on Vesting (#) (d) (1)	Value Realized on Vesting (e) (2)

Mark D. Millett	174,886	$6,941,787
Theresa E. Wagler	62,376	2,556,060
Russell B. Rinn	52,594	2,150,181
Glenn A. Pushis	13,881	521,419
Barry T. Schneider	13,469	505,227

(1)
The amounts reported in this column represent the number of shares of the Company's common stock subject to restricted stock awards that vested during 2018.

(2)
The amounts reported in this column represent the number of shares of the Company's common stock subject to restricted stock awards that vested on dates during 2018 multiplied by the closing market price of the Company's common stock on the date prior to each corresponding vesting date.

2018 Pension Benefits

              We did not sponsor any defined benefit pension or other actuarial plan for our NEOs during 2018.

2018 Nonqualified Deferred Compensation

              We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our NEOs during 2018.

Potential Payments Upon Termination or Change in Control

Termination of Employment Unrelated to Change in Control

              We operate under an informal policy that presumes an initial two calendar year term of employment for our NEOs, at that individual's then-current annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal, by October 1 of a given year (at which time he or she would have still have 15 months remaining of his or her original employment term), that individual's term of employment, at his or her then-current annual base salary, would be deemed extended for one additional calendar year. A timely notice of non-renewal may be delivered with or without cause.

Termination of Employment Related to a Change in Control

              The CIC Plan provides for specified payments and benefits to our NEOs in the event of a "Change in Control Termination" by the Company, involving a Change in Control, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by our NEO, within the period of six

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months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

  ▪
  "Change in Control" means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

  ▪
  "Cause" means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company's business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy, or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company's goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

  ▪
  "Good Reason" means a resignation, associated with a Change in Control, within 30 days following any of the following events: a significant reduction, post-transaction, in the executive officer's pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities, or reporting relationships.

The payments and benefits that our NEOs would be eligible to receive are as follows:

  ▪
  Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods), of any and all outstanding and unvested stock options, SARs, RSU awards, performance share awards, or any other equity-based securities or similar incentives.

  ▪
  In the case of our Chief Executive Officer, currently the only "Tier One" executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Annual Plan. In the case of our other NEOs, currently designated "Tier Two" executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Annual Plan.

  In the case of both Tier One and Tier Two executive officers, the amount payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies, or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.

  ▪
  If our NEO elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company's election) for the lesser of (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

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Potential Payments Upon Termination or Change in Control Table

              The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of our NEOs were to have been terminated on December 31, 2018 under the various triggering events described above.

Name	Benefit	Termination without Cause or for Good Reason (1)	Death (2)	Termination without Cause or for Good Reason in Connection with Change in Control

Mark D. Millett	Lump sum cash payment	$2,500,000	$—	$8,212,500
	Accelerated vesting of unvested equity awards		10,879,617	10,879,617
	Continuation of health care benefits			30,295

Theresa E. Wagler	Lump sum cash payment	1,290,000	—	3,320,625
	Accelerated vesting of unvested equity awards		5,040,291	5,040,291
	Continuation of health care benefits			9,780

Russell B. Rinn	Lump sum cash payment	1,100,000	—	2,850,000
	Accelerated vesting of unvested equity awards		3,986,849	3,986,849
	Continuation of health care benefits			28,397

Glenn A. Pushis	Lump sum cash payment	950,000	—	2,055,000
	Accelerated vesting of unvested equity awards		1,621,679	1,621,679
	Continuation of health care benefits			30,295

Barry T. Schneider	Lump sum cash payment	950,000	—	2,055,000
	Accelerated vesting of unvested equity awards		1,602,213	1,602,213
	Continuation of health care benefits			40,223

(1)
The amounts reported in this column assume a remaining employment term of 24 months, at our NEO's then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.

(2)
Our NEOs participate in the group term life insurance program with cash benefits expected to be equal to two times his or her base salary in effect as of the termination date. A portion of the aggregate death benefits is currently self-funded by the Company.

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CEO Pay Ratio

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, and in accordance with applicable SEC interpretive guidance, we are providing the following information about the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee, as of December 31, 2018. This ratio is our reasonable estimate, calculated in a manner consistent with the foregoing rules.

              Our principal executive officer is Mr. Mark Millett, President and Chief Executive Officer. Mr. Millett had annual total compensation of $10,116,690 in 2018, as reflected in the Summary Compensation Table. Our median employee's annual total compensation in 2018 was $110,233. Therefore, we estimate that Mr. Millett's annual total compensation for 2018 was 92 times that of our median employee.

              For purposes of calculating the applicable pay ratio for 2018, we have used the same median employee whom we identified for purposes of our disclosure last year, the first applicable year of the required pay-ratio disclosure. We believe that there were no material changes during 2018 in the following: our employee population, the mix between full-time and part-time employees, the limited number of employees in our foreign subsidiaries, our median employee's responsibilities, or to employees' compensation arrangements or circumstances which, individually or in the aggregate would result in a significant change for 2018 in the identification of that median employee for pay-ratio disclosure purposes. We also utilized the same rules which we apply to the calculation of total compensation of the Company's NEOs, as reflected in the Summary Compensation Table, to determine the annual total compensation of our median employee. Further, the increase in both our Chief Executive Officer's compensation and our median employee's compensation was a function of our performance-based compensation structure coupled with record financial results for 2018.

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Proposal No. 3
Advisory Vote to Approve the Compensation of the Named Executive Officers

              We are asking our stockholders to approve the compensation paid to our NEOs for 2018, as disclosed in this Proxy Statement. This vote, which is sometimes referred to as a "say-on-pay vote," is required by the federal securities laws. The vote is advisory only, and, accordingly is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board will nonetheless carefully consider the outcome of the vote when making future compensation decisions.

              At the 2018 Annual Meeting of Stockholders, the Company's "say-on-pay" proposal with respect to our 2017 executive compensation program was approved with 97% of the votes cast in favor of the compensation of our NEOs. Accordingly, we carried our long-standing compensation philosophy and pay practices materially unchanged into 2018.

              As described in the preceding CD&A, the Company continues to primarily rely upon two performance-based incentive compensation plans, the Annual Plan and the LTIP, as the centerpieces of our executive compensation program. Together, they provide a majority of the target total direct compensation opportunity for our NEOs and effectively implement our "pay-for-performance" philosophy. In 2016, we also introduced, to a lesser extent, the grants of SARs under the 2015 Plan, which, because they are linked directly to appreciation in the Company's stock price, are also, by their very nature, performance-based. Combined, these principal pay components provide a straightforward and balanced approach to identifying, assessing and rewarding executive performance.

              We encourage you to read the CD&A which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2018. Our executive compensation program is designed to reward performance in a simple and effective way, encouraging our executive team to operate as a high-performing team, focusing on long term stockholder value creation.

              The entire Steel Dynamics team achieved a strong performance during 2018. We achieved numerous milestones and performed at the top of our industry both operationally and financially. Most importantly, we did it safely. On many measures, 2018 was a record year. Our steel and fabrication operations achieved record annual shipments, increasing 2018 consolidated revenues to a record $11.8 billion. We expanded profit margins within our steel and metals recycling operations and achieved record annual operating income of $1.7 billion. Also, we achieved record net income of $1.3 billion and record EBITDA3 of $2.0 billion during 2018. Finally, we generated record annual cash flow from operations of $1.4 billion during 2018.

              The Board believes that our executive compensation program and compensation-related risk mitigation policies and practices effectively align our NEOs' interests with those of our stockholders in the pursuit of long-term value creation through exemplary performance.

              Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:

        "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2018 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables, and the accompanying narrative set forth in this Proxy Statement."

The Board of Directors recommends a vote FOR the approval
of the compensation of the Named Executive Officers.

3 2018 EBITDA is calculated as $1,256 million of net income, $364 million of income tax expense, $104 million of net interest expense, $283 million of depreciation, $28 million of amortization and $3 million of non-controlling interests.

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Proposal No. 4
Approval of the Amended and Restated Steel Dynamics, Inc.'s 2015 Equity Incentive Plan

Background

              Our 2015 Equity Incentive Plan (the "2015 Equity Plan") was approved by stockholders in May 2015. That Plan, around which we have developed most of our company-wide equity incentive compensation programs, has provided our Compensation Committee with a comprehensive and flexible structure that has proven to be well-suited to meet the needs of our continuously growing company. In keeping with our historically consistent entrepreneurial compensation philosophy, this structure has enabled our Compensation Committee to employ a variety of largely performance-based tools, which it has utilized to translate that incentive compensation philosophy into concrete and successful incentive programs.

              The Plan has worked well, and we do not seek to change it in any material respect, except that we are asking our stockholders to approve the authorization of additional shares, as described below. Accordingly, we are asking you to approve our Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan (the "Plan", as hereby amended), which essentially constitutes a re-approval of our 2015 Equity Plan in its present form, but with an additional 8,000,000 fungible shares to be added to the fungible share reserve. This will enable us to administer the 2015 Equity Plan in its reconstituted and renamed form. We are not seeking to extend the term of the Plan beyond the expiration date of its original term, which will remain December 31, 2025.

              By continuing to have available to the Compensation Committee the same array of equity-based incentive tools and programs it has had at its disposal, with the additional share authorization, it will be able to continue to design, implement and supervise our compensation programs, with the flexibility to adapt as conditions warrant, so as to continue to attract, motivate and retain our employees at all levels of responsibility.

The Proposed Amended and Restated 2015 Equity Incentive Plan

              The Board and Compensation Committee believe that to enhance long-term stockholder value we need to maintain both industry and peer group competitiveness in employee compensation, incentive and retention programs, and the purpose of the Plan is to continue to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons across all parts of the Company, from the executive office to the shop floor, upon whom we rely to make important contributions to our Company. Consistent with our corporate culture of empowering and motivating all employees and aligning their interests with that of our stockholders, we provide them with both performance-based and other equity ownership opportunities, in order to instill in them the perspective of an entrepreneur with an equity stake in the well-being of the Company. We believe that such equity-based awards are key reasons why we continue to be one of the most cost effective and efficient operators in the metals industry.

              Also, our Plan is also unusual among equity-based plans, both in its architecture and scope, in that, in connection with the Restricted Stock Units (RSU) provisions described in Section 7.7 of the Plan (as it was under the existing 2015 Equity Plan), we continue to provide regular company-wide, broadly based equity awards to all eligible employees, subject always to Compensation Committee and Board oversight and authority to either modify or eliminate that program. This program, if approved by stockholders, would be continued under the Amended and Restated 2015 Equity Incentive Plan.

Why We Are Seeking Stockholder Approval

              We are seeking approval from stockholders to add an additional 8,000,000 fungible shares to the 3,262,073 shares still remaining available for issuance under the existing 2015 Equity Plan, for a total of 11,262,073 shares available for potential issuance of awards, if earned, under the Plan. Formal approval of this Proposal No. 4 is required because under prevailing SEC and NASDAQ rules, the adoption, extension or renewal of equity-based compensation plans, whether in whole or in part, or the request to authorize additional shares for use thereunder, require stockholder approval.

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Summary of the 2015 Equity Incentive Plan

              The following summary description of the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Annex A.

              Effective Date

              The later to occur of May 16, 2019, if approved by stockholders, or such later date, if any, as such approval is secured.

              Shares Available for Awards

              We are asking stockholders to approve the addition of 8,000,000 new "fungible shares," which, together with 3,262,073 fungible shares still remaining available for issuance under the existing 2015 Equity Plan, through December 31, 2018, will allow 11,262,073 shares available for awards under the Plan, through its scheduled termination date of December 31, 2025.

              What is the Meaning of a Fungible Share Reserve?

              All award types are valued, for purposes of determining their dilutive impact on stockholders. In that regard, certain types of awards, known as "full value" awards, such as restricted and unrestricted stock awards, performance awards, deferred stock units and restricted stock units, because of their nature, are considered to be more "expensive" to stockholders, whereas certain other awards, such as stock options and stock appreciation rights, are not. Although the actual operation of the fungible share reserve is described in greater detail in Section 5 of the Plan, we believe it is appropriate and in the best interest of our stockholders, for planning purposes, to make an assumption that most of the awards will be full value awards, and, therefore, that each full value share granted will reduce the remaining unallocated share count by a ratio greater than 1:1 — more specifically, by a pre-determined factor of 2.09 for each full value share. In contrast, each share involved in the grant of stock options or stock appreciation rights will diminish the remaining share count only on a share-by-share basis.

              What Type of Awards Will Be Available under the Plan?

              The Plan empowers the Compensation Committee to grant Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Awards, Stock Appreciation Rights ("SAR") Awards, Deferred Stock Unit ("DSU") Awards, and Restricted Stock Unit ("RSU") Awards, to Participants, who may include Eligible Employees (including Eligible Executives) and Eligible Directors, individually or as part of a group, each as defined in the Plan. Each of these types of award-types, together with the various current programs adopted pursuant to the provisions applicable to one or another of those award-types, are described in greater detail below.

                  Stock Options

                  Section 6 of the Plan authorizes the Committee to grant either incentive stock options or non-statutory stock options, to be evidenced by an award agreement specifying the number of shares subject to the option, in such form and containing such provisions as the Committee may deem advisable. The purchase price for shares subject to any option, whether incentive stock options or non-statutory stock options, must not be less than 100% of the fair market value of the shares as of market close on the last business day prior to the date the option is granted. All stock options are required to be settled in shares of stock.

                  The Plan prohibits the Board and the Committee from purchasing, canceling, terminating or re-acquiring any option for cash, from re-pricing, reducing the exercise or base price of any unexercised or unsettled option or other Award, or exchanging any previously granted option or Award for another

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    option or Award with an exercise or base price that is less than the original exercise or base price of the outstanding option or Award, or at a time when the Fair Market Value of the underlying Common Stock subject to the option exceeds the exercise or base price thereof.

                  Restricted Stock Awards

                  Section 7.1 of the Plan authorizes the Committee to award, as compensation or otherwise (or sell at a purchase price determined by the Committee) shares of the Company's common stock that have either time-based, performance-based or other restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfers. The terms of Restricted Stock awards may vary from award to award, and the terms of Restricted Stock awards need not be identical. In the discretion of the Committee, awards of restricted stock may or may not provide the Participant with dividends and voting rights, subject, however, to the same restrictions.

                  The Committee, in respect of each grant, will determine the conditions for vesting of an award of restricted stock. In the event a recipient's continuous service with the Company terminates, the Company, if so authorized in the award, may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value.

                  Unrestricted Stock Awards

                  Section 7.2 of the Plan authorizes the Committee to award, as compensation or otherwise (or sell at a purchase price determined by the Committee) unrestricted shares of the Company's common stock, which shares may be entirely free of any vesting restriction but otherwise may be subject to applicable transfer restrictions required by law. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation.

                  Performance Awards

                  Section 7.3 of the Plan authorizes the Committee to grant performance awards to Eligible Employees, which may be denominated or payable in cash, in shares of stock (including restricted stock and restricted stock units) or in hypothetical common stock units having a value equal to the fair market value of an identical number of shares of stock, all such awards to be subject to the attainment of one or more specified, pre-established objective performance goals, either set forth in a specific Performance Award Agreement or otherwise set forth in a separate Performance Award program, such as but not limited to the Long-Term Incentive Program described in Section 7.3(f), described below.

                  A Performance Award confers on the holder the right to receive payments, in whole or in part, upon achievement of objective performance goals, during a specified performance period and subject to such terms and conditions as the Committee establishes in advance. The Committee may make Performance Awards independent of or in connection with the granting of any other award.

                  The Plan does not permit any performance award to be paid to any Covered Employee without satisfaction of the applicable performance goal or portion thereof, if that employee's employment is terminated for any reason other than death, disability, or pursuant to a "Change in Control Termination," meeting the "double trigger" requirements of Section 2.12 of the Plan. Following the completion of each performance period, the Committee must certify whether the performance objectives and other material terms of a performance award have been achieved. Eligible Employees who receive Performance Awards possess no rights as stockholders until such shares are actually received.

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                      The Company's Long-Term Incentive Compensation Program.

                      Since 2012, the Committee has administered a Long-Term Incentive Compensation Program (the "LTIP") and that LTIP will continue under this Plan. Following is a summary of the LTIP. The Committee is empowered to grant Performance Awards to those Eligible Executives who are specifically identified by the Committee from time to time. The current awards involve three (3) year performance periods commencing on the first (1st) day of the first (1st) fiscal year of the applicable performance period and ending on the last day of the third (3rd) fiscal year in the applicable performance period. If earned, the performance award must be paid in shares of Common Stock.

                      Regarding the actual current target awards, the identification of names or categories of award recipients, the calculation of LTIP awards, and the vesting provisions, please examine Section 7.3(f) of the actual Plan set forth in Annex A.

                  Stock Appreciation Rights

                  Section 7.5 of the Plan authorizes the Committee to award a stock appreciation right, which entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The Committee may grant a stock appreciation right either as a standalone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company will pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option causes an equivalent reduction in the number of tandem stock appreciation rights.

                  No SAR may be exercisable after the earliest of the following: the expiration of ten years after the date the SAR is granted; ninety days after the date the SAR holder's "continuous service" terminates (if termination is for any reason other than disability, death or cause); the date the SAR holder's continuous service terminates if termination is for cause, or 180 days after the date the SAR holder's continuous service terminates if termination is a result of death or disability.

                  A stock appreciation right may only be exercised if it becomes vested, based on the criteria established by the Committee, and they expire under the same rules applicable to options. They are also subject to the same per-person limits applicable to options.

                      The Company's SARs Program

                      Since 2016, the Committee has administered a SARs program for Eligible Executives. The SARs have a ten year term and a three year graduated vesting schedule, such that, one-third of shares of the Company's common stock subject to the awards will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments, contingent upon each NEO's continued employment with the Company on the applicable vesting date. The exercise price of the SARs was equal to 100% of the fair market value of the shares of the Company's common stock on the grant date. When exercised, the exercise price of the SAR may be paid for by the recipient either in shares of the Company's common stock, in cash or a combination thereof, following which, the Company will pay the recipient an amount at settlement only in cash, subject to mandatory tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs.

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                  Deferred Stock Unit Awards

                  Section 7.6 of the Plan authorizes the Committee to award Deferred Stock Units to Participants, in such manner and amount as it may from time to time determine. Each Deferred Stock Unit represents an unsecured and unfunded obligation of the Company to issue to the award recipient, upon the expiration of such deferral period, one share of common stock. Deferred Stock Units may be awarded without payment of cash or other consideration to the Company, and may be paid or settled in cash or in common stock as may be specified in the award agreement. A Deferred Stock Unit will be forfeited in the event that the Participant's employment with the Company or service as a director, as the case may be, is terminated for cause. Deferred Stock Units carry no voting rights with respect to the underlying shares, and no cash dividends will be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue "Dividend Equivalents" in additional DSUs.

                      The Company's Regular Annual Awards to Eligible Directors.

                      Under this Program, each Eligible Director, on June 1 of each year, is entitled to receive an award of Deferred Stock Units in an amount equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director's board service retainer for such year, currently established by the Committee at $130,000 annually (as determined from time to time by the Committee, when measured against the Company's steel industry peer group, and after consultation with the Committee's independent compensation consultant), by the closing price of the Company's Common Stock at the close of business on the last business day preceding June 1. A director may elect a deferral period, for settlement of his or her DSUs, of the first anniversary of the grant date, the fifth (5th) anniversary of the grant date or expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company.

                  Restricted Stock Unit Awards

                  Section 7.7 of the Plan authorizes the Committee to award Restricted Stock Units (RSUs) to eligible Participants, as compensation or otherwise. RSUs may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated during the restricted period. The terms and conditions applicable to all RSUs need not be identical unless otherwise determined by the Committee.

                  Each RSU, subject to the satisfaction of any applicable service-based or performance-based conditions, will entitle the Participant to receive from the Company, upon satisfaction of the restriction, one (1) share of the Company's common stock at a specified future date established by the Committee. RSUs may be granted in consideration of services performed for or for the benefit of the Company by such Participant, without payment of cash or other consideration to the Company by the Participant. Upon delivery of the underlying share of stock at the end of the restricted period, the applicable RSU will be canceled. The Committee may permit accelerated vesting in the event of a Participant's death, disability or retirement, or in the event of a "double trigger" Change in Control Termination, as defined in the Plan; provided that, if the RSU is intended to qualify as performance-based compensation, no such accelerated vesting is permissible without satisfaction of the performance restriction, except in the case of death, disability or a Change in Control Termination. No RSU will be deemed to represent an equity security of the Company, nor will any RSU be deemed to carry any voting or dividend rights.

                      The Company's Regular Annual Restricted Stock Unit Grants to Eligible Employees.

                      Since inception of the Company, each Eligible Employee of the Company has been entitled to receive equity awards, in amounts determined by job position category. This company-wide, broad based equity incentive program has been central to our corporate culture of empowering and motivating all employees, from the executive office to the shop floor, aligning their interests with that of our stockholders by providing them with equity ownership opportunities in order to instill in them the perspective of an entrepreneur with an equity stake in the well-being of the Company.

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                      Each person who is an Eligible Employee on November 1st, and each year thereafter, will receive an annual grant of RSUs on November 21. Future awards are subject to such further modification, as the Committee may from time to time determine, including the suspension, discontinuance or replacement thereof. For an explanation of the manner in which the number, value and manner of payment of the RSUs is determined, as well as the applicable restricted period, payment of the RSUs, impact of termination of employment, and dividend treatment (there are none in connection with RSUs), please refer to Section 7.7(a) of the Plan (Annex A).

Administration.

              The 2015 Plan will be administered by the Compensation Committee of the Board of Directors, which must consist of not less than three members of the Board, each of whom meets all applicable definitions of "independence," as well as being a "non-employee director" for purposes of Exchange Act Rule 16b-3. A majority of the Committee members constitutes a quorum. The Committee has the exclusive power, authority and discretion to exercise its authority as contemplated under the Plan including:

  ▪
  to determine "Eligible Employees," "Eligible Executives", "Eligible Directors" or other "Participants" to whom awards may be made under the Plan, as well as to determine the nature and extent of those awards, including awards of incentive and non-statutory stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, performance awards, deferred stock units and restricted stock units, all as more fully described below;

  ▪
  to determine the types or frequency of awards to be made pursuant to the Plan;

  ▪
  to make individual awards or to adopt regular or ongoing award programs within one or more categories of permitted awards the Committee is empowered to make under the Plan, or to prospectively modify, suspend or terminate any such program;

  ▪
  to determine the number of shares that are to be the subject of awards, as well as the terms and conditions of awards, including the price (if any) to be paid for the shares;

  ▪
  to prescribe the manner by which an award may be evidenced;

  ▪
  to determine the medium of payment, vesting provisions and rights of forfeiture or repurchase with respect to an award;

  ▪
  to cancel, modify or waive the Company's rights with respect to, or to modify, discontinue, suspend or terminate any awards, subject in all events to legal restrictions;

  ▪
  to amend any outstanding awards; provided, however, that the Committee may not accelerate or waive an award's vesting requirement or exercisability requirement, except, in the case of a time-based requirement, only upon a finding of good cause shown, or, in the case of a performance-based requirement, only upon a finding that the applicable performance criteria have been satisfied, or, in the event of a change in control, only if it is subject to a so-called "double trigger" condition, and subject further to any other applicable legal restrictions; nor may the Committee, without stockholder approval (A) re-price or otherwise reduce the exercise price of unexercised options or the base price of any stock appreciation right, deferred stock unit or restricted stock unit, or (B) cancel previously granted stock options, stock appreciation rights, deferred stock units or restricted stock units and issue new stock options, stock appreciation rights, deferred stock units or restricted stock units to the same option holder or award recipient at a lower exercise or base price;

  ▪
  to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; and

  ▪
  to construe and interpret the provisions of the Plan and apply its provisions.

Amendment and Termination.

              The 2015 Plan may be terminated or further amended, without stockholder approval; provided that no such amendment may be made which would increase the total number of shares covered by the Plan, extend the

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term of the Plan beyond the scheduled termination date, contravene any NASDAQ, SEC or other applicable governance standards, or result in any re-pricing or other reduction in the exercise prices of unexercised options or stock appreciation rights or in the cancellation of previously granted options or stock appreciation rights in exchange for new options or stock appreciation rights having a lower exercise price.

Federal Income Tax Consequences.

              The federal income tax consequences to the Company and to its employees, directors or other Participants of any awards under the Plan are complex and subject to change. The following discussion is not exhaustive and (i) is only a summary of some of the rules generally applicable to awards under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement, (ii) is not intended as a discussion of the income tax laws of any state, municipality or non U.S. taxing jurisdiction, or the gift, estate, excise (including many of the complex rules applicable to deferred compensation under Code § 409A), or other tax laws, (iii) is not intended to provide legal advice with respect to any Participant, and (iv) is not intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.

              Because individual circumstances may vary, we strongly advise all participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the Plan.

              Although, in the case of tax years commencing prior to 2018, the deductibility of compensation in excess of $1,000,000 annually paid to the Company's chief executive officer and other named executive officers (excluding the principal financial officer) was disallowed, by virtue of the provisions of Section 162(m) of the Internal Revenue Code, the statute exempted qualifying performance-based compensation from the deduction limitation. However, Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate that exemption, other than payments made pursuant to certain "grandfathered" arrangements entered into prior to November 2, 2017, and also expanded the group of current and former executives who may be covered by the deduction limit.

              While various programs under the Company's 2015 Equity Plan, as described herein and as in effect prior to the Plan amendment that is the subject of this Proposal No. 4, were structured and will continue to be administered in the manner intended to qualify for the performance-based compensation exemption under Section 162(m), that exemption was never the primary purpose of our performance-based programs. To the extent that, whether by virtue of the grandfather provisions (which we do not anticipate) or otherwise, we may still qualify for some exemption from the deduction limitations, we may continue to seek such qualification. However, because performance-based incentive compensation programs are fundamental to the Company's entire executive compensation philosophy, we will continue to base a significant portion of such compensation on the achievement of performance-based criteria, regardless of the availability of the deductibility exemption or any other income tax effect.

              Incentive Stock Options.    An incentive stock option ("ISO") is a stock option intended to meet the requirements for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The option holder also will not recognize income when the incentive stock option is exercised, except that the spread between the exercise price and the fair market value of the shares at the time of exercise may be treated as an adjustment in computing alternative minimum taxable income in the year of exercise. Generally, the Company receives no deduction at the time of exercise.

              In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant should be entitled to treat the gain or loss as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is determined under the rules applicable to non-statutory options based on the spread between

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the shares' basis and the sales price at the date of exercise. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

              Non-statutory Options and Stock Appreciation Rights.    Under current federal income tax law, the grant of a non-statutory stock option ("NQSO") or a stock appreciation right will have no federal income tax consequences to the Company or the option holder, so long as the exercise price is at least equal to the fair market value of the underlying stock on the grant date. Generally, upon exercise of a non-statutory stock option or a stock appreciation right, the spread, or the excess of the fair market value of the stock at the date of exercise over the option or target price, would be taxable to the Participant as ordinary income. All such amounts taxable to a Participant would generally be deductible by the Company as compensation expense. A Participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-statutory stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year. The taxable income resulting from the exercise of a non-statutory stock option or a stock appreciation right will constitute wages subject to withholding.

              Deferred Stock Units.    Because a DSU only represents an unsecured and unfunded promise by the Company to issue a share of common stock to the holder upon expiration of the specified deferral period, the value of a share of stock underlying each DSU should normally be included in the Participant's taxable income only in the year in which the deferral period has expired, the DSU is paid or "settled" and the underlying stock is delivered. At such time, that is, upon settlement of the DSU, the fair market value of the delivered stock would be included as ordinary income. Any appreciation in the value of shares held thereafter, until disposition, would be entitled to capital gain taxation as either long-term or short-term, depending upon the holding period.

              Restricted Stock Units.    Grantees of a restricted stock unit generally do not recognize income at the time of grant. When the award vests or is paid, grantees generally will recognize ordinary income in an amount equal to the fair market value of the delivered stock, if settled in stock, or equal to the cash received if settled in cash. The Company, in turn, will receive a corresponding deduction.

              Compliance With Section 409A Of The Internal Revenue Code.    Code Section 409A imposes requirements on "nonqualified deferred compensation" plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code, and the Company makes no representations or warranties to that effect.

              The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan.

The Board of Directors Recommends a Vote "FOR" Approval of the
Amended and Restated Steel Dynamics, Inc.'s 2015 Equity Incentive Plan.

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 Equity Compensation Plan Information

              Our stockholders approved the Steel Dynamics, Inc. 2015 Equity Incentive Plan at our annual meeting of stockholders held May 21, 2015 (2015 Plan). Our stockholders approved the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan at our annual meeting of stockholders held May 17, 2012 (2006 Plan). Our stockholders approved the Steel Dynamics, Inc. 2018 Equity Incentive Compensation Plan at our annual meeting of stockholders held May 17, 2018 (2018 Plan). Our stockholders approved the Steel Dynamics, Inc. 2013 Equity Incentive Compensation Plan (2013 Plan) at our annual meeting of stockholders held May 16, 2013. The following table summarizes information about our equity compensation plans at December 31, 2018, all of which have been approved by stockholders. We do not have any equity compensation plans that have not been approved by stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2015 Plan and predecessor 2006 Plan (1)	2,158,176	—	3,262,073
2018 Plan and predecessor 2013 Plan	274,617	—	1,842,571
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)
Includes 1,348,300 RSUs, 227,413 DSUs, and 582,463 LTIP awards issuable upon expiration of the vesting or deferral periods, which have no exercise price.

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Other Matters

              We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
March 27, 2019

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Annex A

AMENDED AND RESTATED STEEL DYNAMICS, INC.
2015 EQUITY INCENTIVE PLAN

              1.    Purpose of this Plan and Available Awards.

                  1.1    Purpose.    The purpose of this Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan (the "Plan"), which will become effective, pursuant to Section 1.2, upon approval by the Company's stockholders, is to amend the existing 2015 Equity Incentive Plan (the "2015 Equity Plan", as hereby amended), last approved by stockholders on May 21, 2015. As such, the Plan will enable the Company, to continue to provide a variety of equity based incentives designed to motivate Participants to continue to put forth maximum effort toward the success and growth of the Company. It will also help to attract and retain qualified Participants, as defined herein to include Eligible Employees, Eligible Executive and Eligible Directors, who, by their experience, skill and diligence, are able to make important contributions to the Company's success and to the long-term interest of its stockholders. To accomplish these objectives, this Plan provides for awards of equity-based incentives through the grant of Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Awards, Stock Appreciation Rights, Deferred Stock Units and Restricted Stock Units to such Participants, all subject to the conditions described herein.

                  1.2    Establishment.    The effective date of this Plan (the "Effective Date"), is the later to occur of May 16, 2019 or the date, if later, on which the holders of a majority of the outstanding shares of the Company's common stock present or represented, and entitled to vote at the Steel Dynamics 2019 Annual Meeting of Stockholders, approve this Plan, which approval must occur within twelve months after May 16, 2019. In the event that stockholder approval is not granted, the 2015 Equity Plan, in its current form, shall continue to operate, and any awards under the 2015 Equity Plan shall be limited to the 3,262,073 shares remaining unissued under that existing 2015 Equity Plan.

                  1.3    Shares Available for Issuance Pursuant to Awards.    Subject to the fungible share reserve provisions of Sections 5 and 5.2, and subject, further, to adjustment as provided in Section 5.3, a total of 8,000,000 additional shares of Common Stock will be available for issuance under the Plan, in addition to the 3,262,073 shares remaining unissued under the existing 2015 Equity Plan prior to this amendment. If the Plan is approved, a total of 11,262,073 shares will be available for awards granted under the Plan. If stockholders do not approve of the Plan, the existing 2015 Equity Plan will remain in effect as it existed prior to the 2019 Annual Meeting of Stockholders, only limited to the remaining 3,262,073 shares available for grants of Awards thereunder.

              2.    Definitions.

                  2.1         "409A Award" means an Award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 8 of this Plan.

                  2.2         "Administrator" means the Committee appointed by the Board in accordance with Section 3.5.

                  2.3         "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

                  2.4         "Award" means any right granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right, a Deferred Stock Unit and a Restricted Stock Unit.

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                  2.5         "Award Agreement" means (i) the applicable written agreement between the Company and a holder of an Award, where such Award is granted pursuant to a written agreement that evidences the terms and conditions of such Award, (ii) the operative provisions of this Plan, where such Award is specifically provided hereunder, as from time to time approved by the Committee, or (iii) a specific resolution, adopted by the Committee authorizing and describing the terms and conditions of the Award. Each Award Agreement shall be subject to the other general terms and conditions of this Plan.

                  2.6         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                  2.7         "Board" means the Board of Directors of the Company.

                  2.8         "Business Combination" has the meaning set forth in Section 2.11(e).

                  2.9         "Cashless Exercise" has the meaning set forth in Section 6.4.

                  2.10       "Cause" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Cause, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, or the commission of any other act involving willful malfeasance or a fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Committee, in its absolute discretion, shall determine the effect of all questions of fact relating to whether a Participant has been discharged for Cause.

                  2.11       "Change in Control" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Change in Control, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Change in Control, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean:

                      (a)   The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                      (b)   The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

                      (c)   The adoption of a plan relating to the liquidation or dissolution of the Company;

                      (d)   Any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); or

                      (e)   The consummation of a merger, reverse merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless

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        immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Entity, or (ii) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction").

                  2.12       "Change in Control Termination" means a so-called "double trigger" event, in which a Participant's employment is actually terminated either by the Company or an Affiliate without Cause, or by the Participant for Good Reason, at any time during the period beginning six (6) months prior to a Change in Control and ending twenty-four (24) months following a Change in Control.

                  2.13       "Code" means the Internal Revenue Code of 1986, as amended.

                  2.14       "Committee" means a committee of the Board appointed by the Board to administer this Plan in accordance with Section 3.5.

                  2.15       "Common Stock" means the common stock of the Company.

                  2.16       "Company" means Steel Dynamics, Inc., an Indiana corporation.

                  2.17       "Comparator Group" has the meaning set forth in Section 7.3(f).

                  2.18       "Company Voting Securities" has the meaning set forth in Section 2.11(d).

                  2.19       "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director, is not interrupted or terminated. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.

                  2.20       "Covered Employee" means the chief executive officer and the four (4) or more other highest compensated or other officers of the Company in respect of whom reports are required to be filed pursuant to Section 16 of the Exchange Act.

                  2.21       "Date of Grant" means the date on which an Award is made, if made automatically under one or more Plan provisions, or the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

                  2.22       "Deferral Period" has the meaning set forth in Section 7.6(a).

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                  2.23       "Deferred Stock Unit" means the right to receive, at the end of the Deferral Period, one (1) share of Common Stock pursuant to Section 7.6.

                  2.24       "Director" means a member of the Board.

                  2.25       "Disability" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Disability, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Disability, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5 hereof within the meaning of Code Section 22(e)(3), the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

                  2.26       "Effective Date" has the meaning set forth in Section 1.2.

                  2.27       "Eligible Director" means any member of the Board who is not an Eligible Employee.

                  2.28       "Eligible Employee," which may include an "Eligible Executive," means any person employed by the Company or an Affiliate, including any business, corporation or other entity acquired by the Company or an Affiliate, if and to the extent specifically approved by the Committee; provided, however, that an "Eligible Employee" shall not include, unless specifically approved by the Committee, any person employed by the Company or any Affiliate whose terms and conditions of employment are established by or subject to the terms of a collective bargaining agreement.

                  2.29       "Eligible Executive" means any of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President for Metals Recycling, Senior Vice Presidents or as otherwise may be determined from time to time by the Committee.

                  2.30       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  2.31       "Fair Market Value" means, as of any date, the last reported Common Stock sale price per share on such date, on the Nasdaq Global Select Market, or such other principal exchange on which the Company's shares are traded, or if no sale was made on such date on such principal exchange, the closing reported bid price on such date on such exchange.

                  2.32       "Free Standing Rights" has the meaning set forth in Section 7.5(a).

                  2.33       "Good Reason" means, (i) if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition therein contained, (ii) if the Participant is subject to any other benefit plan of the Company that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Good Reason, the definition therein contained, or (iii) if no such agreement exists or other benefit plan is applicable, it shall mean a Participant's resignation from the

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    Company within thirty (30) days following the occurrence of any of the following events with respect to such Participant:

                      (a)   without the participant's express written consent, the significant reduction of the Participant's duties, authority, responsibilities, or reporting relationships relative to the Participant's duties, authority, responsibilities, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Participant of such reduced duties, authority, responsibilities, or reporting relationships, which reduction or assigned reduction remains in effect five (5) business days after written notice by the Participant to the Chief Executive Officer of such conditions; provided, however, that the mere occurrence of a Change in Control shall not, in and of itself, constitute a material adverse change in the Participant's duties, authority, responsibilities or reporting relationships.

                      (b)   a material reduction by Company in the base salary, bonus structure or benefits of the Participant as in effect immediately prior to such reduction, with the result that the Participant's overall benefits package is significantly reduced; or

                      (c)   the relocation of the Participant's principal work location to a facility or a location more than fifty (50) miles from the Participant's then present principal work location, without the Participant's express written consent.

                  2.34       "Grant Date" has the meaning set forth in Section 7.7(b).

                  2.35       "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  2.36       "Incumbent Directors" means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date, whose election to the Board was approved by stockholders, or, if appointed to fill a vacancy on the Board, was appointed by a vote of a majority of the Incumbent Directors.

                  2.37       "LTIP Award" means a Performance Award granted to an Eligible Executive pursuant to Section 7.3(f).

                  2.38       "Net Exercise" has the meaning set forth in Section 6.4.

                  2.39       "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Exchange Act Rule 16b-3.

                  2.40       "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  2.41       "Non-Qualifying Transaction" has the meaning set forth in Section 2.11(e).

                  2.42       "Officer" means a person who is an officer of the Company, whether within the meaning of Section 16 of the Exchange Act (and, hence, also a "Covered Employee"), or otherwise.

                  2.43       "Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as the case may be, granted pursuant to this Plan.

                  2.44       "Optionholder" means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

                  2.45       "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

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                  2.46       "Parent Corporation" has the meaning set forth in Section 2.11(e).

                  2.47       "Participant" means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Award, and includes an Eligible Employee, Eligible Executive and an Eligible Director.

                  2.48       "Performance Award" means Awards granted pursuant to Section 7.3.

                  2.49       "Performance Measure" has the meaning set forth in Section 7.3(f).

                  2.50       "Plan" means, in accordance with its full name, this Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan.

                  2.51       "Related Rights" has the meaning set forth in Section 7.5(a).

                  2.52       "Restricted Period" means the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect.

                  2.53       "Restricted Stock Award" means any Award granted pursuant to Section 7.1.

                  2.54       "Restricted Stock Unit" means the right to receive, at the end of the Restricted Period, one (1) share of Common Stock pursuant to Section 7.7.

                  2.55       "Right of Repurchase" means the Company's option, if any, to repurchase Common Stock issued pursuant to an Award, upon the Participant's termination of Continuous Service pursuant to Section 7.4.

                  2.56       "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

                  2.57       "SAR Amount" has the meaning set forth in Section 7.5(f).

                  2.58       "SAR Exercise Price" means the value of the Common Stock, the excess over which a Stock Appreciation Right provides for payment upon the exercise thereof.

                  2.59       "SEC" means the Securities and Exchange Commission.

                  2.60       "Securities Act" means the Securities Act of 1933, as amended.

                  2.61       "Stock Appreciation Right" means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

                  2.62       "Stock Award" means a Restricted Stock Award or an Unrestricted Stock Award, as the case may be, granted pursuant to this Plan.

                  2.63       "Surviving Entity" means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

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                  2.64       "Target Shares" has the meaning set forth in Section 7.3(f).

                  2.65       "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

                  2.66       "Unrestricted Stock" means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

                  2.67       "Unrestricted Stock Award" means any Award granted pursuant to Section 7.2.

              3.    Administration.

                  3.1    Administration by Board.    This Plan shall be administered by the Board only in the event that, due to unforeseen and extraordinary circumstances, the Committee is unable to function, and then only by the members of the Board who meet the independence requirements set forth in Sections 3.5(a) and (b), and only until such incapacity ends.

                  3.2    Powers of Committee.    The Committee shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of this Plan.

                  3.3    Specific Powers.    In particular, subject to the limitations and other provisions set forth herein, the Committee shall have the authority: (a) to construe and interpret this Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of this Plan; (c) to authorize any person to execute, on behalf of the Committee or the Company, any instrument required to carry out the purposes of or Awards under this Plan; (d) to delegate its authority to one or more Officers of the Company with respect to existing Awards, other than Performance Awards, that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act; (e) to adopt, modify or terminate Award programs pursuant to authority granted under this Plan, and in accordance with applicable SEC disclosure rules; (f) to select those Participants to whom Awards shall be granted from time to time and to determine the number of shares of Common Stock to be made subject to, or by which measure, each Award; (g) to prescribe the manner by which an Award shall be evidenced, either in paper or electronic form or by book entry, as well as the form of all Award Agreements hereunder; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, to the extent permitted and not specifically prohibited, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, if any, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, provided, however, that the Committee: (A) may not accelerate or waive the vesting requirement of any Award that has not fully vested, except (1) in the case of any time-based vesting requirement, to the extent of the unvested portion thereof, only in the event of death, Disability or an objective finding of good cause shown beyond Participant's control; (2) in the case of any performance-based vesting requirement, to the extent of the unvested portion thereof, only upon a finding that the performance criteria applicable to such Award of portion thereof have been satisfied; or (3) in the event of a "double trigger" Change in Control Termination, as defined in Section 2.12; and (B) may not, without further stockholder approval, purchase, cancel, terminate or re-acquire any option or SARs awards for cash, reprice or reduce the exercise or base price of any unexercised or unsettled option of other Award, or exchange any previously granted option or Awards and issue a new option or Award to the same Participants at a lower exercise or base price. However, if any such amendment impairs a Participant's rights or increases a Participant's obligations in connection with his or her Award, such amendment shall also be subject to the Participant's prior consent (but cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination

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    of their Continuous Service for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (l) to make decisions with respect to outstanding Options that may become necessary if an event occurs that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other administrative determinations, save for those specifically proscribed or limited herein, which it determines to be necessary or advisable for a fair, proper and non-discriminatory administration of this Plan.

              3.4    Decisions Final.    All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

              3.5    The Committee.

                  (a)    General.    The Board has delegated administration of this Plan to the Committee, current consisting of three (3) or more members of the Board, each of whom shall meet the independence requirements of Section 3.5(b). The members of the Committee shall be appointed by and serve at the pleasure of the Board, upon the recommendation of its Corporate Governance and Nominating Committee. From time to time, the Board may increase the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused. The Committee shall act pursuant to a vote of the majority of its members or, in the event that there are only two members able to vote, the unanimous consent of its members, whether present in person, present by telephone, or by the written consent of the majority of its members. Minutes shall be kept of all of its meetings. Subject to the limitations prescribed by this Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                  (b)    Committee Composition.    The Committee shall consist solely of three or more Non-Employee Directors, each of whom shall also meet all standards for "independence" as defined by NASDAQ Marketplace Rule 4200(a)(15) or its replacement or amended equivalent, as well as other applicable SEC or other securities laws that may apply to this issue from time to time.

              3.6    Indemnification.    In addition to such other rights of indemnification they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Committee and each of the Committee's consultants or advisors shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee or any of its consultants or advisors may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by the Committee or any of its consultants or advisors in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee or any of its consultants or advisors in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or any of its consultants or advisors did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, the Committee or any of its consultants or advisors shall, in writing, offer the Company the opportunity, at the Company's own expense, to handle and defend such action, suit or proceeding.

              4.    Eligibility for Specific Awards.    Awards may be granted to any Participant who is designated by the Committee to receive an Award.

              5.    Shares Subject to Awards; Fungible Share Reserve.    The stock available for grant of Awards shall be authorized but unissued or reacquired shares of Common Stock. Subject to adjustment as provided in Section 5.3, the total number of shares that may be issued pursuant to Awards is set forth in Section 1.3 and shall be held hereunder as a "fungible share reserve," subject to the provision in the following sentence. The number of

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authorized shares of Common Stock available for issuance pursuant to Awards will be reduced by (a) 2.09 shares, and not on a 1:1 ratio, for each share of Common Stock subject to any Award, other than an Award in the nature of an Option or a Stock Appreciation Right, and (b) 1.00 share for each share of Common Stock subject to an Award in the nature of an Option or Stock Appreciation Right. Notwithstanding the foregoing, Awards that by their terms do not permit settlement in shares of Common Stock will not reduce the number of shares of Common Stock available for issuance pursuant to Awards. Nor will any shares issued by the Company through the assumption or substitution of outstanding awards of an acquired company, unless required by law or regulation, reduce the number of shares of Common Stock available for Awards. Fractional shares of Common Stock may not be issued under the terms of any Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

              5.1    Individual Share Limitation.    Subject to the provisions of Section 10.2 below, (a) the maximum number of shares with respect to which any Awards may be granted to any Eligible Employee in any one fiscal year shall be 500,000 shares and (b) the maximum number of shares with respect to which any Awards may be granted to any Director in any one fiscal year shall be 10,000 shares.

              5.2    Reversion of Shares to Share Reserve.    If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, then the number of shares of Common Stock counted against the number of shares available for issuance under this Plan with respect to such Award, to the extent of such expiration or other termination, shall again be available for issuance under this Plan. If shares of Common Stock issued pursuant to Awards are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, then the number of shares of Common Stock counted against the number of shares available for issuance under this Plan with respect to such Award, to the extent of such forfeiture, shall again be available for issuance under this Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be available for issuance under this Plan if such shares are: (a) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (b) shares used to pay the exercise price of an Option, (c) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award in accordance with Section 10.4, or (d) shares repurchased on the open market with the proceeds of an Option exercise.

              5.3    Recapitalization or Reorganization of Company.    Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to outstanding Awards and the number of shares available for issuance pursuant to Awards, and the exercise price of an outstanding Award, if any, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or like change in the capital structure of the Company.

              6.    Options: Terms and Conditions.    The Committee may from time to time grant Options hereunder, either Incentive Stock Options or Nonstatutory Stock Options, as it may deem advisable; provided, however, that options granted to an Eligible Director may only be Nonstatutory Stock Options. Options shall be evidenced by an Award Agreement, in such form and containing such provisions which are consistent with this Plan as the Committee shall from time to time approve. Each Award Agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. All Options shall be settled in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as set forth in the Award Agreement).

              No Option may be purchased, canceled, terminated or otherwise reacquired by the Company in exchange for cash, nor may any option be re-priced, nor may the exercise price of any unexercised or unsettled options be reduced or exchanged for another option with an exercise price that is less than the original exercise price of the outstanding option, nor at a time when the Fair Market Value of the Common Stock subject to such Option

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exceeds the exercise price thereof. Each Award Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

              6.1    Number of Shares Subject to Option.    Each Award Agreement shall specify the number of shares subject to the Option.

              6.2    Option Price.    The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the day immediately preceding the Date of Grant.

              6.3    Ten Percent Stockholders.    A Ten Percent Stockholder, if any, shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the day immediately preceding the Date of Grant, and the Option is not exercisable after the expiration of five years from the Date of Grant.

              6.4    Medium and Time of Payment.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised, or (b) in the discretion of the Committee, and upon such advance notice to the Committee, and subject to such terms and conditions as the Committee may specify, the exercise price may be permitted to be paid in such of the following manners as it shall approve: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price and any tax withholding obligation ("Net Exercise"), (iii) in cash by a broker-dealer, with a program acceptable to the Company, to whom the option holder has submitted an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying Shares (a "Cashless Exercise"); (iv) by a combination of any of such methods, or (v) in such other manner as the Committee, in its discretion, either at the time of grant or thereafter, may provide. In the case of alternatives (i), (ii), (iv) and (v), the Committee shall take all necessary steps to insure compliance with the withholding obligations set forth in Section 10.4.

              Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, a Cashless Exercise or a Net Exercise or other transaction by a Director or Executive Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) is prohibited.

              Payment of the exercise price by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act, through a Net Exercise transaction, is subject to pre-approval by the Committee, in the exercise of its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Exchange Act Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

              6.5    Term of Option.    No Option granted to an Eligible Employee, Eligible Executive or Eligible Director shall be exercisable after the expiration of the earliest of (a) five years after the date the Option is granted, (b) ninety days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than Disability, death or Cause, (c) the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for Cause, as finally determined by the Committee, or (d) the earlier of one hundred eighty days after the date the Optionholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or the expiration of the stated term of the Option if death results within not more than

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ninety days of the date on which the Optionholder's Continuous Service terminates; provided, however, that the Award Agreement for any Option may provide for shorter periods in any of the foregoing instances.

              6.6    Exercise of Option.    No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. Any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of his or her death, may be exercised by the Optionholder's designated beneficiary, personal representatives, heirs, or legatees.

              To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.

              6.7    No Transfer of Option.    No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution or pursuant to the provisions of a Qualified Domestic Relations Order. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. No right or interest of an Eligible Employee in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Eligible Employee to any other party other than the Company or an Affiliate.

              6.8    Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be designated or otherwise treated as Nonstatutory Stock Options.

              6.9    Restriction on Issuance of Shares.    The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

              6.10    Investment Representation.    Any Optionholder may be required, as a condition of issuance of shares upon the exercise of his or her Option, to represent that the shares to be acquired pursuant to the exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may impose an appropriate transfer restriction on the shares.

              6.11    Rights as a Stockholder or Employee.    An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares subject to any Option until the date of issuance of such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date of issuance of such shares. Nothing in this Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder's Continuous Service at any time.

              6.12    No Fractional Shares.    In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

              6.13    Additional Requirements Under Section 409A.    Each Award Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of this Plan or the Award Agreement to the contrary, the Option shall satisfy any additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the unanticipated event any Option is granted with an exercise price less than the Fair Market Value of the Common Stock subject to the Option on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

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              6.14    Other Provisions.    Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Committee. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time, or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of this Plan.

              7.    Provisions of Awards Other than Options.

              7.1    Restricted Stock Awards.

                  (a)         Nature of Restricted Stock Awards.    The Committee may from time to time award, as compensation or otherwise, or sell at a purchase price determined by the Committee, restricted Common Stock to eligible Participants. Except as set forth in the Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period"). Each Restricted Stock Award shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as set forth in the Award Agreement, including the treatment of dividends or dividend equivalents, as the case may be.

                  (b)         Terms and Conditions of Restricted Stock Awards.    The terms and conditions of any Restricted Stock Award Agreement or purchase agreements may vary from Award to Award, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

                      (i)          Purchase Price.    The purchase price of Restricted Stock Awards, if applicable, shall be set forth in the Award Agreement or purchase agreement, and may be stated as cash, property or prior services.

                      (ii)         Consideration.    The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (x) in cash at the time of purchase; or (y) in any other form of legal consideration that may be acceptable to the Committee in its discretion, including, without limitation, a full recourse secured promissory note, property or prior services that the Committee determines have a value at least equal to the Fair Market Value of such Common Stock.

                      (iii)        Vesting.    Shares of Common Stock acquired under the Restricted Stock Award may, but need not be subject to a vesting schedule or other Restricted Period that may or may not specify a Right of Repurchase in favor of the Company in accordance with the terms and conditions describing such repurchase right.

                      (iv)        Termination of Participant's Continuous Service.    Unless otherwise provided in the Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event a Participant's Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire the Restricted Stock in accordance with the terms thereof, or, if applicable, the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services.

                      (v)          Transferability.    Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant, only upon such terms and conditions as are set forth in the Award Agreement; provided, however, that the Common Stock covered by the Award remains subject to the terms of the Award Agreement.

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                      (vi)        Lapse of Restrictions.    Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock Award shall lapse, and the shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions, except those that may be imposed by law, by the terms of this Plan or the terms of the Restricted Stock Award itself, to the Participant or the Participant's beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Committee. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant's beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock shall be issued and delivered, and the Participant shall be entitled to the beneficial ownership rights of such Common Stock, not later than (i) the date that is 2 1/2 months after the end of the Participant's or the Company's taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, or (ii) the date as may be necessary to avoid application of Code Section 409A to such Award.

              7.2    Unrestricted Stock Awards.    The Committee may from time to time award, as compensation or otherwise (or sell at a purchase price determined by the Committee) Unrestricted Stock Awards to any Participant, pursuant to which such individual may receive shares of Common Stock, free of any vesting restriction ("Unrestricted Stock"), but nonetheless subject to any applicable transfer restrictions as may be required by law. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

              7.3    Performance Awards.

                  (a)         Nature of Performance Awards.    A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock, upon the attainment of specified performance goals set forth in the Award Agreement. The Committee may make individual Performance Awards or may make Performance Awards pursuant to a separate Performance Award program approved and adopted hereunder by the Committee consistent with the provisions of this Section 7.3. Any Performance Awards may be granted only to an Eligible Employee or Eligible Executive. The Committee in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.

                  Each individual Award Agreement and program hereunder, pursuant to which Performance Awards may be made, shall specify the applicable performance goals, which shall be based on a pre-established objective formula or standard, measured over one or more performance periods determined by the Committee, and shall specify the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted and vest if the performance goal is attained.

                  Performance goals may be based on one or more business criteria that apply to an Eligible Employee or Eligible Executive, or a business unit or the Company or any of its Affiliates. Such business criteria may include, by way of example and without limitation, Company-wide, divisional or operating unit sales or sales growth, gross margin, operating, pre-tax or after-tax income (Company-wide or by operating units or division), earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes and amortization, return on equity, return on assets, measures of liquidity or credit metrics, cash flow or cash flow per share, return on invested capital, earnings per share, share price performance, total shareholder return, production and safety goals or targets, improvements or attainment of expense levels, improvement in or attainment of working capital levels or debt reduction, or implementation or completion of critical projects. Measures of performance may be set by reference to an absolute standard, as a change from prior performance periods, by comparison to specified peer group companies, other

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    groups of companies, industry groups or measures, an index covering multiple companies, other external measures, otherwise as the Committee may determine.

                  The Committee may also from time to time establish rules governing the application of the performance criteria to certain extraordinary business or other events, such as but not limited to claim or litigation settlements or judgments, changes in tax law, accounting principles or other such laws or provisions affecting reported results, unusual or extra-ordinary start-up or ramp-up costs involving new or acquired businesses, asset write-downs, severance costs, contract terminations, costs related to exiting certain business activities, and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

                  Performance goals shall be objective. Performance goals may differ for Performance Awards granted to any one Eligible Employee or Eligible Executive or to different Eligible Employees or Eligible Executives. A Performance Award to an Eligible Employee who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of such person's termination of Continuous Service prior to the end of the performance period, for any reason, such Award will be payable only if and to the extent that the applicable performance objectives as of the date of termination, have been met for each applicable performance period.

                  (b)         Restrictions on Transfer.    Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

                  (c)          Rights as a Stockholder.    An Eligible Employee or Eligible Executive receiving a Performance Award shall have the rights of a stockholder only as to shares fully earned by the Eligible Employee or Eligible Executive and not with respect to shares subject to the Performance Award but not yet actually earned. An Eligible Employee or Eligible Executive shall be entitled to receive the shares of Common Stock under a Performance Award only upon satisfaction of all the conditions set forth in the Award Agreement. The Eligible Employee or Eligible Executive shall be entitled to the beneficial ownership rights of such Common Stock, once fully earned, not later than the date that is 2 1/2 months after the end of the Eligible Employee's or Eligible Executive's taxable year or the Company's taxable year for which the Committee certifies that the Performance Award conditions have been satisfied and the Eligible Employee or Eligible Executive has a legally binding right to such amounts, whichever is later, or such other date as may be necessary to avoid application of Section 409A to such Awards. Subject to the provisions set forth in Section 7.3(c)(i) with respect to dividends, an Eligible Employee or Eligible Executive receiving a Performance Award shall have the rights of a stockholder only as to shares actually earned, vested and issued.

                      (i)          Dividend Rights.    If the Company pays any cash dividends on its shares of Common Stock, it shall accrue, in respect of each Eligible Employee or Eligible Executive for whom it holds unvested and unissued Performance Awards, an amount equal to the value of any such cash dividends ("Accrued Dividends") that would have been paid on the underlying shares of Common Stock, but only from and after a determination has been made of the Eligible Employee's or Eligible Executive's full entitlement to the Performance Award and prior to the time such Performance Award has vested and has been actually. Such Accrued Dividends will be retained by the Company, without interest thereon, and will be paid in cash (less any required tax withholdings) only when, if and to the extent that such portion of the Performance Award has vested and the shares of Common Stock have been issued.

                      (ii)         Payment.    The Eligible Employee or Eligible Executive shall be entitled to the beneficial ownership rights of all shares of Common Stock to which he or she has become entitled not later than:

                        (y)          the date that is 2 1/2 months after the end of the Eligible Employee's or the Company's taxable year for which the Committee certifies that all of the Performance

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          Award conditions have been satisfied and that the Eligible Employee has a legally binding right to such amounts, whichever is later, or

                        (z)          such other date as may be necessary to avoid application of Section 409A to such Performance Award.

                  (d)         Termination.    Except as may otherwise set forth in the Award Agreement, a Participant's rights in all as yet unearned and unvested Performance Awards shall automatically terminate upon the Eligible Employee's or Eligible Executive's termination of Continuous Service (or business relationship) with the Company and its Affiliates, for any reason other than the death or Disability of the Participant.

                  (e)         Certification.    Following the completion of each performance period, the Committee shall certify whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Award Agreement provides otherwise, Performance Awards shall not be settled until the Committee has made that certification.

                  (f)          Long-Term Incentive Compensation Program.    Subject to the terms of this Section 7.3, and such further modification with respect to the conditions, performance period, amount, terms, frequency of future Awards or of this Award Program itself as the Committee may from time to time determine and disclose pursuant to applicable SEC rules, including the Program's discontinuance, the Committee intends to grant Performance Awards to designated Eligible Employees or Eligible Executives whom it will identify during the first quarter of each fiscal year of the Company, and will establish a multi-year performance period, currently a three (3) year performance period, which will commence on the first (1st) day of the first (1st) fiscal year of the applicable performance period and end on the last day of the third (3rd) fiscal year in the applicable performance period. Any Award that is fully earned shall then be paid, if at all, only in shares of Common Stock in accordance with this Section 7.3(f) (each, an "LTIP Award").

                      (i)          Target LTIP Award.    The maximum number of shares of Common Stock subject to an LTIP Award ("Target Shares") shall be determined by the Committee on the Date of Grant based on a multiple of the Eligible Executive's base salary, divided by the Fair Market Value of a share of Common Stock, on the first (1st) day of the applicable performance period.

                      (ii)         Performance Measures.    For purposes of this current LTIP program, the number of Target Shares actually earned by and payable to an Eligible Employee or Eligible Executive pursuant to an LTIP Award shall be based on the Company's financial performance during the applicable performance period relative to the financial performance of a group of steel sector competitors, determined by the Committee on the Date of Grant (the "Comparator Group"), during the same period, which financial performance shall be determined by the following performance measures (each, a "Performance Measure"):

                        (A)        Revenue Growth.    Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period.

                        (B)         Operating Margin.    Total operating income for the current performance period divided by the total revenue for the performance period.

                        (C)         Cash Flow from Operations as a Percentage of Revenue.    Total cash flow from operations for the performance period dividend by total revenue for the performance period.

                        (D)        Return on Equity.    Total net income for the performance period divided by total quarterly average equity for the performance period.

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        Each Performance Measure shall be weighted equally (25% each) and the results for any performance period shall be based on the measures over the corresponding fiscal year of the Company and each of the companies in the Comparator Group.

                      (iii)        Calculation of LTIP Award.    The actual number Target Shares payable with respect to each Performance Measure shall vary depending on the Company's ranking for such Performance Measure within the applicable Comparator Group for the same Performance Measure, determined as follows:

                        (A)        If ranked fifth or sixth, the Target Shares payable with respect to that Performance Measure shall be zero;

                        (B)         If ranked fourth, forty percent (40%) of the Target Shares with respect to that Performance Measure shall be payable;

                        (C)         If ranked third, sixty percent (60%) of the Target Shares with respect to that Performance Measure shall be payable; and

                        (D)        If ranked first or second, one hundred percent (100%) of the Target Shares with respect to that Performance Measure shall be payable.

        Each Performance Measure shall be weighted equally (25% each) and the average percentage of Target Shares payable with respect to each Performance Measure shall be used to determine the number of Target Shares actually payable pursuant to the LTIP Award.

                      (iv)        Payment of LTIP Award.    Subject to the vesting requirements set forth in Section 7.3(f)(v) below, the Target Shares earned pursuant to an LTIP Award shall be issued and delivered, and the Eligible Employee or Eligible Executive shall be entitled to the beneficial ownership rights of such Target Shares, not later than (i) the date that is 2 1/2 months after the end of the Eligible Executive's or the Company's taxable year for which the performance period ends and the Eligible Executive has a legally binding right to such Target Shares, or (ii) the date as may be necessary to avoid application of Code Section 409A to such LTIP Award.

                      (v)          Vesting of Target Shares Earned.    The Target Shares earned pursuant to an LTIP Award shall vest at the time when and if the amount of the award payout is determined (approximately mid-March of the year following the completion of the performance period).

              7.4    Right of Repurchase.    Each Award Agreement may provide that, following a termination of the Participant's Continuous Service, if the Award has not been vested, the Company may repurchase the Participant's unvested Common Stock even if already acquired under this Plan (the "Right of Repurchase"). The Right of Repurchase shall be set forth in the terms and conditions applicable thereof and shall be exercisable with respect to any unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under this Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant's Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

              7.5    Stock Appreciation Rights.

                  (a)         General.    Stock Appreciation Rights shall be subject to such vesting and exercise requirements as specified in the Award Agreement. Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under this Plan ("Related Rights"). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In

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    the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

                  (b)         Grant Requirements.    A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the SAR Exercise Price may never be less than the Fair Market Value of the underlying Common Stock on the Date of Grant, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the underlying Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

                  (c)          Exercise and Payment.    Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company an amount equal to the product of the (i) excess of the Fair Market Value, on the date of exercise, of one share of Common Stock over the SAR Exercise Price per share specified in the Award Agreement or the related Option, multiplied by (ii) number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be paid in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as set forth in the Award Agreement), valued at Fair Market Value on the date of exercise, cash or a combination thereof, as set forth in the Award Agreement. No Stock Appreciation Right may be purchased, canceled, terminated or otherwise reacquired by the Company in exchange for cash, nor may any SAR be re-priced, nor may the exercise price of any unexercised or unsettled SAR be reduced or exchanged for another SAR with an exercise price that is less than the original exercise price of the outstanding SAR, nor at a time when the Fair Market Value of a share of Common Stock subject to such SAR exceeds the SAR Exercise Price.

                  (d)         Exercise Price.    The SAR Exercise Price of a Free Standing Stock Appreciation Right, if any, shall be set forth in the Award Agreement and shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative, shall have the same exercise price as the related Option or Related Right, shall be transferable only upon the same terms and conditions as the related Option or Related Right, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the SAR Exercise Price, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.5(b)(i) are satisfied.

                  (e)         Reduction in the Underlying Option Shares.    Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable, if any, shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option, if any, by the number of shares of Common Stock for which such Option shall have been exercised.

                  (f)          Additional Requirements under Section 409A.    A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the requirements of this Section 7.5(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the Date of Grant of the Stock Appreciation Right (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally less than Fair

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    Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provide that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the Award Agreement, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the Award Agreement, subject to Section 8.1 hereof.

                  (g)         Term of SAR.    No Stock Appreciation Rights (SAR) granted to an Eligible Employee, Eligible Executive or Eligible Director, if any, shall be exercisable after the expiration of the earliest of (a) ten years after the date the SAR is granted, (b) ninety days after the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than Disability, death or Cause, (c) the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is for Cause, as finally determined by the Committee, or (d) the earlier of one hundred eighty days after the date the SARholder's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or Disability, or if death results within not more than ninety days of the date on which the SARholder's Continuous Service terminates, or the expiration of the stated term of the SAR; provided, however, that the Award Agreement for any SAR may provide for shorter periods in any of the foregoing instances.

              7.6    Deferred Stock Units (DSUs).

              The Committee may grant Deferred Stock Units to Participants on the following terms and conditions (or such other terms and conditions that the Committee may establish which are consistent with this Plan and applicable law):

                  (a)         Number, Value, and Manner of Payment of Deferred Stock Units.    Each Deferred Stock Unit shall, subject to satisfaction of any applicable performance conditions, if any, entitle the Participant to receive from the Company at the end of the deferral period applicable to such Unit (the "Deferral Period") one (1) share of Common Stock as may be set forth in the Award Agreement. Except as otherwise set forth in the Award Agreement, DSUs shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or an Affiliate by such Participant; provided that if the payment of cash or other consideration is required by the Award Agreement, such payment shall be required only at the end of the Deferral Period. Upon payment, a Deferred Stock Unit shall be canceled.

                  (b)         Deferral Period.    Except as otherwise provided in Section 7.6(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period, the duration of which shall be set forth in the Award Agreement.

                  (c)          Termination of Employment or Services for Cause.    Except as otherwise provided in Section 7.6(h), the Award Agreement, all Deferred Stock Units issued and outstanding in the name of any Participant shall be forfeited in the event such Participant's employment with the Company, or service as a Director, as the case may be, is terminated for Cause during the applicable Deferral Period.

                  (d)         Payment of Deferred Stock Units.    Payment of Deferred Stock Units shall be made as soon as administratively feasible following the expiration of the applicable Deferral Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Deferred Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Deferred Stock Units become payable; provided that payments in respect of Deferred Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

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                  (e)         Dividends.    No cash dividends shall be paid on outstanding Deferred Stock Units. However, Deferred Stock Units will accrue "Dividend Equivalents," i.e., an additional number of Deferred Stock Units equal in value to the cash dividends, if any, which would otherwise be paid with respect to an issued and outstanding share of Common Stock during the period the Deferred Stock Unit is outstanding. Dividend Equivalents shall be paid in shares of Common Stock at the time payment in respect of the Deferred Stock Units is made; provided fractional shares shall be paid in cash. No Dividend Equivalents will be paid on a Deferred Stock Unit that is forfeited as provided in Section 7.6(c) or that is conditioned on the satisfaction of performance conditions that are not met.

                  (f)          Hypothetical Nature of Accounts.    A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants' Deferred Stock Units. Each Account established under this Section 7.6(f) shall be maintained for bookkeeping purposes only. Neither this Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

                  (g)         Regular Annual Awards to Eligible Directors.    Subject to the terms of this Section 7.6, including Section 7.6(h), and such further modification with respect to the amount, terms, frequency or composition of the DSU Award as the Committee may make from time to time, and in accordance with applicable SEC disclosure rules, including the discontinuance or replacement thereof, each Eligible Director shall be granted that number of DSUs on June 1 of each year following the Company's Annual Meeting of Stockholders equal to the quotient arrived at by dividing the dollar amount of the equity portion of the Eligible Director's board service retainer for such year by the closing price of the Company's Common Stock at the close of business on the last business day preceding June 1. The Deferral Period for all Deferred Stock Units granted pursuant to this Section 7.6(g) shall commence on the Date of Grant and continue until the expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either the expiration of the fifth (5th) anniversary of the Date of Grant or the expiration of the first (1st) anniversary following the termination of the his or her service as a director of the Company. An election to extend the Deferral Period under this Section 7.6(g) shall be made, if at all, in a form and manner satisfactory to the Committee and shall be effective, until terminated or changed, for all Deferred Stock Units granted to the electing Eligible Director after the date such election is received by the Company. An election to extend the Deferral Period may be terminated or changed by the electing Eligible Director on written notice delivered to the Company prior to April 1 of the grant year, and such termination or change shall be effective for all Deferred Stock Units granted to the Eligible Director after the date such written notice is received by the Company.

                  (h)         Election to Receive DSUs in Lieu of All or Part of Director's Cash Board Service Retainer.    Subject to the terms of this Section 7.6 and the discretion of the Committee, each Eligible Director may elect to receive Deferred Stock Units in lieu of all or a specified percentage (in ten percent (10%) increments up to one hundred percent (100%)) of the cash portion of his or her annual board service retainer. An election to receive Deferred Stock Units pursuant to this Section 7.6(h) or to terminate or change a prior election must be made, if at all, in a form and manner satisfactory to the Committee, on or before December 31 to be effective for the following calendar year and thereafter until a subsequent election, termination or change is received by the Company. An electing Eligible Director shall receive, on the date that the cash portion of his or her board service retainer is payable, that number of Deferred Stock Units equal to the quotient arrived at by dividing the dollar amount of the board service retainer to be received in Deferred Stock Units by the closing price of the Company's Common Stock at the close of business on the last business day preceding the date of payment. The Deferral Period for all Deferred Stock Units issued pursuant to this Section 7.6(h) shall commence on the date of issuance and continue until the expiration of the first (1st) anniversary thereof; provided, however, that each Eligible Director may elect to continue the Deferral Period until either the expiration of the fifth (5th) anniversary of the date of issue or the expiration of the first (1st) anniversary following the termination of his or her service as a director of the Company. An Eligible Director shall be one hundred percent

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    (100%) vested at all times in all Deferred Stock Units issued pursuant to an election made in accordance with this Section 7.6(h) and shall not be forfeitable under any circumstances.

              7.7    Restricted Stock Units (RSUs).    The Committee may from time to time award as compensation or otherwise Restricted Stock Units to eligible Participants. Except as set forth in the Award Agreement, Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during the Restricted Period. Each Restricted Stock Unit shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as set forth in the Award Agreement.

                  (a)         Terms and Conditions of Restricted Stock Units.    The terms and conditions applicable to Restricted Stock Units shall be evidenced by an Award Agreement; provided, however, each Restricted Stock Unit shall (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) be subject to each of the following provisions:

                      (i)          Number, Value, and Manner of Payment of Restricted Stock Units.    Each RSU shall, subject to the satisfaction of any applicable performance or other conditions, if any, entitle the Participant to receive from the Company at the end of the Restricted Period, one (1) share of Common Stock. RSUs shall be granted in consideration of services performed for or for the benefit of the Company by such Participant without payment of cash or other consideration to the Company by the Participant. Upon delivery of the shares of Common Stock, the related Restricted Stock Unit shall be canceled.

                      (ii)         Restricted Period.    Except as otherwise provided in this Section 7.7, delivery of shares of Common Stock in respect of Restricted Stock Units shall be made only at the end of the Restricted Period, the duration of which shall be set forth in the Award Agreement. The Committee in its discretion may provide for the acceleration of the end of the Restricted Period of any solely time-based RSU, in the event of (A) a Change in Control Termination, (B) the death of the Participant, (C) the Disability of the Participant, or (D) the retirement of the Participant upon or after the attainment of retirement age applicable under the Company's employment policies.

                      (iii)        Termination of Employment or Services.    Unless the Award Agreement provides otherwise, all RSUs issued and outstanding in the name of any Participant shall be forfeited in the event such Participant's employment with the Company, or service as a Director, as the case may be, is terminated for any reason during the applicable Restricted Period.

                      (iv)        Payment of RSUs.    Payment of RSUs shall be made as soon as administratively feasible following the expiration of the applicable Restricted Period, but in no event shall payment be after the later of (1) the date that is 2 1/2 months after the close of the Participant's first taxable year in which the Restricted Stock Units become payable, or (2) the date that is 2 1/2 months after the close of the Company's fiscal year in which the Restricted Stock Units become payable; provided that payments in respect of Restricted Stock Units that constitute deferred compensation under Section 409A of the Code shall be made in compliance with such section.

                      (v)          Dividends.    No dividends shall be paid in cash, Common Stock or otherwise, on outstanding Restricted Stock Units.

                      (vi)        Hypothetical Nature of Accounts.    A separate bookkeeping account shall be maintained by the Company for each Participant to track the Participants' Restricted Stock Units. Each Account established under this Section 7.7(a)(vi) shall be maintained for bookkeeping purposes only. Neither this Plan nor any of the bookkeeping accounts established hereunder shall hold any actual funds or assets. The Restricted Stock Units established hereunder shall be used solely to determine the number of shares of Common Stock to be issued hereunder, shall not be or represent an equity security of the Company and shall not carry any voting or dividend rights.

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                  (b)         Regular Annual Restricted Stock Unit Grants.    Subject to the terms of this Section 7.7 and such further modification with respect to the amount, terms, frequency or composition of the Award or of this Award Program as the Committee may make from time to time, subject, as necessary, to applicable SEC disclosure rules, including the discontinuance or replacement thereof, all Eligible Employees shall receive regular annual grants of RSUs in accordance with this Section 7.7(b), subject, however, to such further modification with respect to the amount, terms, frequency or composition of the Award as the Committee may make from time to time, including the discontinuance or replacement thereof.

                      (i)          Grant Dates.    Restricted Stock Units shall be granted once annually, at such time as the Committee may prescribe from time to time or, in lieu of any contrary direction, on November 21 of each year (the "Grant Date") to all persons who were Eligible Employees of the Company or an Affiliate, including employees who may also be directors, on November 1 of each such year.

                      (ii)         Grant Amounts.    On each Grant Date Restricted Stock Units shall be provided to each Eligible Employee hereunder in the following position categories and in the following amounts, subject to adjustment by the Committee from time to time as to both category and amount, based upon the Fair Market Value of the Company's Common Stock for that particular Grant Date:

Position	Annual Grant Value

Chief Executive Officer	$87,000.00

Executive Vice President	69,600.00

Vice President	52,200.00

Category A	39,100.00

Category B	26,100.00

Category C	19,600.00

Category D	13,000.00

Category E	10,900.00

Category F	8,700.00

Category G	2,200.00

                      (iii)        Vesting.    Unless otherwise determined by the Committee, the Restricted Period shall expire and the Restricted Stock Units shall vest on the second (2nd) anniversary of the Grant Date.

                      (iv)        Other Terms and Conditions.    Except as otherwise provided in this Section 7.7(b), each Restricted Stock Unit granted pursuant to this Section 7.7(b) shall be subject in all respects to all the other applicable terms and conditions of this Plan.

                  (c)          Continuous Service.    Nothing in this Plan or in any Award Agreement shall confer upon any Employee any right to continue in the employ of the Company or any Affiliate or interfere in any way with any right of the Company or any Affiliate to terminate the Participant's Continuous Service at any time.

              8.    Additional Conditions Applicable to Nonqualified Deferred Compensation under Section 409A of the Code.    In the event any Award is granted with an exercise price less than the Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a

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409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

              8.1    Exercise and Distribution.    No 409A Award shall be exercisable or distributable earlier than upon one of the following:

                  (a)         Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

                  (b)         Separation from Service.    Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

                  (c)          Death.    The date of death of the 409A Award recipient.

                  (d)         Disability.    The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

                  (e)         Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

                  (f)          Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event, or to terminate this Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

              8.2    Term.    Notwithstanding any provision herein to the contrary or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

              8.3    No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

                  (a)         Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

                  (b)         Conflicts of Interest.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

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                  (c)          Change in Control Event.    The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate this Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Committee may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

              8.4    Definitions.    Solely for purposes of this Section 8 and not for any other purposes of this Plan, the following terms shall be defined as set forth below:

                  (a)         "Change in Control Event" means a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulations § 1.409A-3(i)(5) and any subsequent guidance interpreting Code Section 409A) and the employment of the Participant holding such 409A Award is terminated either by the Company or an Affiliate without Cause, or by such Participant for Good Reason, at any time during the period beginning six (6) months prior to such change and ending twenty-four (24) months following such change.

                  (b)         "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

                  (c)          "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

              9.    Termination or Amendment of Plan.    The Committee may at any time suspend, terminate or amend this Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 5.3, no increase in the total number of shares available for issuance pursuant to Awards under the Plan, no change in the class of persons eligible to receive Awards or other material modification of the requirements as to eligibility for participation in this Plan, no material increase in the benefits accruing to Participants, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.

              10.    General Provisions.

              10.1    Other Compensation Arrangements.    Nothing contained herein shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval only if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

              10.2    Recapitalizations.    Each Award Agreement shall contain or, in lieu thereof, shall be deemed to contain provisions required to reflect the equitable adjustment provisions of Section 5.3 in the event of a corporate capital transaction. In the event of a Business Combination in which the Company is not the Surviving Entity, all limitations on the number of Shares that can be the subject of Awards to a Participant in any calendar year and the actual number of Shares and exercise price per Share subject to any outstanding Awards will be deemed adjusted in order to reflect any increase or decrease in the number of outstanding Shares. To the extent

STEEL DYNAMICS, INC.    2019 Proxy Statement    A-23

of any outstanding Awards not assumed or comparably replaced by the Surviving Entity, the Participant shall have the right, subject to applicable law, to exercise the Award prior to the consummation of the Business Combination, in whole or in part, without regard to any otherwise applicable vesting or performance conditions applicable to such Award.

              10.3    Disqualifying Dispositions.    Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

              10.4    Withholding Obligations.    The Committee shall make such arrangement as it shall deem necessary to insure compliance with all federal, state or local tax withholding obligations relating to the exercise by a Participant of a Stock Option, or a Stock Appreciation Right, or acquisition by a Participant of shares of Common Stock pursuant to a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Deferred Stock Unit Award, or a Restricted Stock Unit Award, or under any other Award by withholding shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. It is the intention of this provision, insofar as it pertains to a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act, to constitute the granting of a blanket approval, in advance of each such transaction, of a mandatory withholding right to satisfy the tax withholding requirements associated with any Award under this Plan, without the necessity of additional further approval in advance of each individual transaction.

              11.    Termination or Suspension of this Plan.    Unless sooner terminated by the Board in its sole discretion, this Plan shall automatically terminate on December 31, 2025. No Award shall be granted after such date, but Awards theretofore granted may extend beyond that date.

              12.    Choice of Law.    The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

STEEL DYNAMICS, INC.    2019 Proxy Statement    A-24

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Mark D. Millett 06 Traci M. Dolan 11 Richard P. Teets, Jr. 02 Sheree L. Bargabos 07 James C. Marcuccilli 03 Keith E. Busse 08 Bradley S. Seaman 04 Frank D. Byrne, M.D. 09 Gabriel L. Shaheen 05 10 Kenneth W. Cornew Steven A. Sonnenberg The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2019 TO HOLD AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS 3 4 TO APPROVE THE AMENDED AND RESTATED STEEL DYNAMICS, INC. 2015 EQUITY INCENTIVE PLAN NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For" Proposals 2, 3 and 4. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000411075_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 18, 2019, at STEEL DYNAMICS, INC.'s May 16, 2019 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in Steel Dynamics, Inc.'s Year 2019 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000411075_2 R1.0.1.18